UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

BIOSCRIP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on Tuesday, April 29, 2008

To the Stockholders of BioScrip, Inc.:

Notice is hereby given that the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of BioScrip, Inc., a Delaware corporation (the “Company”), will be held at the Sheraton Tarrytown Hotel, 600 White Plains Road, Tarrytown, New York 10591 on Tuesday, April 29, 2008 at 10:00 a.m., local time, for the following purposes:

1.	To elect eight directors to the Board of Directors of the Company, each to hold office for a term of one year or until their respective successors shall have been duly elected and shall have qualified.

2.	To approve the Company’s 2008 Equity Incentive Plan.

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2008.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business, including information regarding the Company’s current directors and those persons nominated for election as directors of the Company, are more fully described in the Proxy Statement which is attached to and made a part of this notice.

The Board of Directors has fixed the close of business on Friday, March 7, 2008 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, please mark, sign, date and mail the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope to ensure your representation and the presence of a quorum at the Annual Meeting. Alternatively, you may vote by toll-free telephone call or electronically via the Internet by following the instructions on the enclosed proxy card. If you send in your proxy card or vote by telephone or via the Internet and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable as set forth in the Proxy Statement.

By order of the Board of Directors,

Barry A. Posner,
Executive Vice President, Secretary
and General Counsel

Elmsford, New York
March 20, 2008

PROXY STATEMENT
COMMON STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1. ELECTION OF DIRECTORS
PROPOSAL 2. APPROVAL OF THE BIOSCRIP, INC. 2008 EQUITY INCENTIVE PLAN
PROPOSAL 3.
CORPORATE GOVERNANCE AND BOARD MATTERS
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
STOCKHOLDER PROPOSALS
MISCELLANEOUS
HOUSEHOLDING

BioScrip, Inc.
100 Clearbrook Road
Elmsford, New York 10523
(914) 460 -1600

PROXY STATEMENT

Meeting Time and Date

This Proxy Statement is being furnished to the stockholders of BioScrip, Inc., a Delaware corporation (“BioScrip” or the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board” or the “Board of Directors”) of proxies in the enclosed form for use in voting at the Company’s 2008 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, April 29, 2008 at 10:00 a.m., local time, at the Sheraton Tarrytown Hotel, 600 White Plains Road, Tarrytown, New York 10591 and at any adjournments or postponements thereof. The shares of BioScrip’s common stock, par value $.0001 per share (the “Common Stock”), represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

These proxy solicitation materials are being mailed to stockholders on or about March 20, 2008.

Instead of submitting your proxy with the paper proxy card, you may vote by telephone or electronically via the Internet. If you vote by telephone or via the Internet it is not necessary to return your proxy card. Please note that there are separate telephone and Internet voting arrangements depending upon whether your shares of Common Stock are registered in your name or in the name of a broker or bank.

Record Date and Shares Outstanding

The close of business on March 7, 2008 has been fixed by the Board of Directors as the record date (the “Record Date”) for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting. The only outstanding voting securities of the Company are shares of Common Stock. As of the close of business on the Record Date, the Company had 38,868,003 shares of Common Stock issued and outstanding and held of record by approximately 290 holders (in addition to approximately 7,200 stockholders whose shares were held in nominee name).

Voting and Solicitation

Each stockholder entitled to vote at the Annual Meeting may cast one vote in person or by proxy for each share of Common Stock held by such stockholder. To vote in person, a stockholder should attend the Annual Meeting with a completed proxy or, alternatively, the Company will give you a ballot to complete upon arrival at the Annual Meeting. To vote by mail using a proxy card, a stockholder should mark, sign, date and mail the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. To vote by telephone, a stockholder should dial toll-free (800) 776-9437 using a touch-tone phone and follow the recorded instructions. To vote via the Internet, a stockholder should go to http://www.voteproxy.com and complete an electronic proxy card. When voting over the telephone or via the Internet, a stockholder will be asked to provide the company number and control number contained on the enclosed proxy card.

If on the Record Date a stockholder’s shares of Common Stock were held in an account at a brokerage firm, bank, dealer, or other similar organization, then that stockholder is considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded by that organization, which is considered the stockholder of record for purposes of voting at the Annual Meeting. A stockholder who is a beneficial owner has the right to direct his or her broker or other agent on how to vote the shares of Common Stock in his or her account. Beneficial owners of the Company’s Common Stock are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, he or she may not vote in person at the Annual Meeting unless he or she requests and obtains a valid proxy from his or her broker or other agent.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections at the Annual Meeting. The Inspector of Elections will also determine whether or not a quorum is present. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding as of the Record Date for the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock represented at the Annual Meeting in person or by proxy but not voted will be counted for purposes of determining a quorum. Accordingly, abstentions and broker “non-votes” (shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote) on a particular matter, including the election of directors, will be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining the presence of a quorum.

Certain matters submitted to a vote of stockholders are considered to be “routine” items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period of time prior to the Annual Meeting. On those matters determined to be “non-routine,” brokerage firms that have not received instructions from their customers would not have discretion to vote. Except for the vote with respect to the approval of the 2008 Equity Incentive Plan, all of the matters currently anticipated to be submitted to a vote of stockholders at the Annual Meeting are considered to be “routine” items. The vote with respect to the approval of the 2008 Equity Incentive Plan is considered to be “non-routine,” and therefore, brokerage firms that have not received voting instructions from their customers with respect to the 2008 Equity Incentive Plan will not have discretion to vote on the matter. In the election of directors, the eight nominees who receive the greatest number of affirmative votes will be elected to the Board of Directors. To ratify the appointment of Ernst & Young LLP, the “yes” votes cast in favor of the proposal must exceed the “no votes” cast against the proposal. To approve the 2008 Equity Incentive Plan, the “yes” votes cast in favor of the proposal must exceed the “no” votes cast in favor of the proposal, provided that the total vote cast on the proposal represents over 50% of the total number of shares entitled to vote on the proposal. If you do not vote in person or vote via the Internet or by telephone, or sign and return a proxy, your shares will not be counted as “yes” votes or “no” votes at the Annual Meeting. An abstention or broker non-vote will not affect the outcome of the vote on any of the proposals to be acted upon at the Annual Meeting.

Proxies in the accompanying form that are properly executed, duly returned to the Company and not revoked, or proxies that are submitted by telephone or via the Internet and not revoked, will be voted in accordance with the instructions contained therein. In the absence of specific instructions with respect to any or all of the proposals to be acted upon, proxies will be voted for the election of all of the nominees for director named in this Proxy Statement and in favor of Proposals 2 and 3. No proposal currently is expected to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting. If any other proposals are properly brought before the Annual Meeting for action it is intended that the persons named in the proxy and acting thereunder will vote in accordance with their discretion on such proposals.

The presence of a stockholder at the Annual Meeting will not revoke such stockholder’s proxy. However, a proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company (at the principal executive offices of the Company) a written notice of revocation, by executing and delivering a proxy bearing a later date or by attending the Annual Meeting and voting in person. Stockholders voting by telephone or via the Internet may also revoke their proxy by attending the Annual Meeting and voting in person, by submitting the proxy in accordance with the instructions thereon or by voting again, at a later time, by telephone or via the Internet (a stockholder’s latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be disregarded). However, once voting on a particular proposal is completed at the Annual Meeting, a stockholder will not be able to revoke his or her proxy or change his or her vote as to any proposal or proposals on which voting has been completed.

The solicitation of proxies will be conducted by mail and the Company will bear all associated costs of the solicitation process. These costs include the expenses of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding such materials to beneficial owners of shares of Common Stock. The Company may conduct further solicitations personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with any such solicitations. The Company has engaged the services of MacKenzie Partners, Inc., a proxy solicitation firm, in connection with the solicitation of proxies. The fees to be paid by the Company for these services will be $7,500, plus reimbursement of expenses.

Adjournments and Postponements

Adjournments or postponements of the Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment or postponement may be made from time to time by approval of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting (whether or not a quorum exists) without further notice other than by an announcement made at the Annual Meeting. The Company does not currently intend to seek an adjournment or postponement of the Annual Meeting, but no assurance can be given that one will not be sought.

COMMON STOCK OWNERSHIP BY CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of March 7, 2008, by (i) each person who is a director of the Company and each director nominee; (ii) each of the Company’s executive officers named in the Summary Compensation Table set forth below; (iii) all directors and executive officers of the Company as a group; and (iv) each person who is known by the Company to beneficially own more than five percent of the Company’s Common Stock. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person’s name. Percentage ownership is based on an aggregate of 38,868,003 shares outstanding on March 7, 2008.

	Number of Shares
Name and Address of Beneficial Owner(1)	Beneficially Owned(2)(3)		Percent of Class(3)

Heartland Advisors, Inc. 789 North Water Street Milwaukee, WI 53202-3508	3,300,677	(4)	8.49%
Dimensional Fund Advisors LP 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	3,023,199	(5)	7.78%
Richard H. Friedman	2,405,668	(6)	5.97%
Barry A. Posner	355,983	(7)	*
Stanley G. Rosenbaum	242,164	(8)	*
Scott W. Friedman	90,806	(9)	*
Russel J. Corvese	174,640	(10)	*
Charlotte W. Collins	30,300	(11)	*
Louis T. DiFazio	42,500	(12)	*
Myron Z. Holubiak	49,267	(13)	*
David R. Hubers	138,867	(14)	*
Michael Kooper	40,000	(15)	*
Richard L. Robbins	21,667	(16)	*
Stuart A. Samuels	88,867	(17)	*
Steven K. Schelhammer	—		*
All Directors and Executive Officers as a group (14 persons)	3,820,786	(18)	9.25%

*	Less than 1%.

(1)	Except as otherwise indicated, all addresses are c/o BioScrip, Inc., 100 Clearbrook Road, Elmsford, NY 10523.

(2)	The inclusion in this table of any shares of Common Stock as beneficially owned does not constitute an admission of beneficial ownership of those shares. Except as otherwise indicated, each person has sole voting power and sole investment power with respect to all such shares beneficially owned by such person.

(3)	Shares deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days after March 7, 2008 upon the exercise of an option to purchase shares of Common Stock are treated as outstanding for purposes of determining beneficial ownership and the percentage beneficially owned by such individual.

(4)	Based on information contained in Schedule 13G filed with the SEC on February 8, 2008 by Heartland Advisors, Inc., referred to herein as “Heartland.” Heartland advises that it is an investment advisor registered with the SEC. Heartland, by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time; and William J. Nasgovitz, President and principal shareholder of Heartland, share dispositive and voting power with respect to the shares held by Heartland’s clients and managed by Heartland. Heartland and Mr. Nasgovitz each specifically disclaim beneficial ownership of these shares and disclaim the existence of a group.

(5)	Based on information contained in Schedule 13G filed with the SEC on February 6, 2008 by Dimensional Fund Advisors LP, referred to as “Dimensional.” Dimensional advises that it is an investment advisor registered with the SEC, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts, collectively referred to as “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. All securities reported in this schedule are owned by advisory clients of Dimensional, no one of which, to the knowledge of Dimensional, owns more than 5% of the class. Dimensional disclaims beneficial ownership of all such securities.

(6)	Includes 1,450,000 shares issuable upon exercise of the vested portion of options held by Mr. Friedman. Excludes 400,000 shares subject to the unvested portion of options held by Mr. Friedman. Includes 10,000 shares of Common Stock owned by the Richard Friedman Family Limited Partnership, of which Mr. Friedman is a general and limited partner. Mr. Friedman has shared voting and dispositive power with respect to these shares of Common Stock.

(7)	Includes 270,229 shares issuable upon exercise of the vested portion of options held by Mr. Posner. Excludes 110,324 shares subject to the unvested portion of options held by Mr. Posner. Mr. Posner shares voting and dispositive power over 2,600 shares with his spouse.

(8)	Includes 56,658 shares issuable upon exercise of the vested portion of options held by Mr. Rosenbaum. Excludes 113,314 shares subject to the unvested portion of options held by Mr. Rosenbaum.

(9)	Includes 49,670 shares issuable upon exercise of the vested portion of options to purchase Common Stock held by Mr. Friedman. Excludes 69,838 shares subject to the unvested portion of options held by Mr. Friedman.

(10)	Includes 128,087 shares issuable upon exercise of the vested portion of options to purchase Common Stock held by Mr. Corvese. Excludes 72,971 shares subject to the unvested portion of options held by Mr. Corvese. Does not include 239,460 shares of Common Stock held in the Corvese Irrevocable Trust — 1992, of which Mr. Corvese is a trustee. Mr. Corvese disclaims beneficial ownership of the shares of Common Stock held in the trust.

(11)	Includes 30,000 shares issuable upon exercise of the vested portion of options to purchase Common Stock held by Ms. Collins. Excludes 5,000 shares subject to the unvested portion of options held by Ms. Collins.

(12)	Includes 40,000 shares issuable upon exercise of the vested portion of options held by Dr. DiFazio. Excludes 5,000 shares subject to the unvested portion of options held by Dr. DiFazio.

(13)	Includes 49,267 shares issuable upon exercise of the vested portion of options held by Mr. Holubiak. Excludes 3,333 shares subject to the unvested portion of options held by Mr. Holubiak.

(14)	Includes 88,867 shares issuable upon exercise of the vested portion of options held by Mr. Hubers. Excludes 3,333 shares subject to the unvested portion of options held by Mr. Hubers.

(15)	Includes 40,000 shares issuable upon exercise of the vested portion of options held by Mr. Kooper. Excludes 5,000 shares subject to the unvested portion of options held by Mr. Kooper.

(16)	Includes 21,667 shares subject to the vested portion of options held by Mr. Robbins. Excludes 3,333 shares subject to the unvested portion of options held by Mr. Robbins.

(17)	Includes 88,867 shares issuable upon exercise of the vested portion of options held by Mr. Samuels. Excludes 3,333 shares subject to the unvested portion of options held by Mr. Samuels.

(18)	Includes 2,430,222 shares issuable upon exercise of the vested portion of options. Excludes 870,196 shares subject to the unvested portion of options.

Equity Compensation Plan Information

The following table sets forth information relating to equity securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2007.

Number of
	Securities to be		Number of Securities
	Issued Upon	Weighted-Average	Remaining Available for
	Exercise of	Exercise Price of	Future Issuance Under Equity
	Outstanding	Outstanding	Compensation Plans
	Options, Warrants	Options, warrants	(Excluding Securities
	and Rights	and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	5,156,339	6.69	186,496
Equity compensation plans not approved by security holders(1)	50,000	8.81	—

Total	5,206,339	6.71	186,496

(1)	During the year ended December 31, 2007, the Company granted options to purchase an aggregate of 50,000 shares of Common Stock outside of its existing equity compensation plans. The options were granted to new employees in reliance on NASDAQ Marketplace Rule Section 4350(i)(iv) as issuances to persons who had not previously been an employee or director of the Company as an inducement material to such persons entering into employment with the Company. All of such grants were approved by the Company’s management development and compensation committee and were issued for no cash consideration.

The following table sets forth information relating to the number of stock options and shares of restricted stock granted by the Company in fiscal years 2005, 2006 and 2007.

	Stock Options	Restricted Stock
Fiscal Year	Granted (#)	Granted (#)

2007	586,986	271,493
2006	1,569,401	1,055,326
2005	2,061,950	—

PROPOSAL 1.

ELECTION OF DIRECTORS

General

In accordance with the Company’s By-Laws the Board shall be comprised of such number of directors as is designated from time to time by resolution of the Board of Directors. Directors shall hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified, or until any such director’s earlier death, resignation or removal. Vacancies on the Board and newly created directorships will generally be filled by the vote of a majority of the directors then in office, and any directors so chosen will hold office until the next annual meeting of stockholders. The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve as a director if elected and, to the knowledge of the Board of Directors, each of its nominees intends to serve in such capacity for the entire term for which election is sought. However, should any nominee become unwilling or unable to accept nomination or election as a director of the Company, the proxies solicited by management will be voted (unless marked to the contrary) for such person or persons, if any, as shall be recommended by the Board of Directors. However, proxies will not be voted for the election of more than eight directors.

Based on the recommendation of the Nominating and Governance Committee, the following eight persons have been nominated for election to the Board of Directors at this Annual Meeting: Charlotte W. Collins, Louis T. DiFazio, Richard H. Friedman, Myron Z. Holubiak, David R. Hubers, Richard L. Robbins, Stuart A. Samuels and Steven K. Schelhammer. All of the nominees for election to the Board of Directors currently serve as directors of the Company. Michael Kooper, a current director of the Company, is not standing for reelection at this Annual Meeting.

In voting for directors, each stockholder is entitled to cast one vote for each nominee. Stockholders are not entitled to cumulative voting in the election of directors. The eight nominees who receive the greatest number of votes will be elected to the Board.

Current Director

The following biography sets forth certain information with respect to Michael Kooper, a current director of the Company who is not standing for reelection at this Annual Meeting.

Martin (“Michael”) Kooper, 72, has been a director of the Company since May 1998. Since December 1997, Mr. Kooper has served as the President of The Kooper Group, a successor to Michael Kooper Enterprises, a benefits consulting firm. From 1980 through December 1997, Mr. Kooper served as President of Michael Kooper Enterprises. Mr. Kooper is currently a member of the board of directors of Dollar Financial Corp.

Nominees for Director

The following biographies set forth certain information with respect to each nominee for election as a director, each of which currently serves as a director of the Company.

Richard H. Friedman, 57, is currently the Chief Executive Officer and Chairman of the Board of Directors of the Company. He joined the Company in April 1996. From May 1996 through March 1998 he served as a director of the Company as well as its Chief Financial Officer and Chief Operating Officer. Mr. Friedman also served as the Company’s Treasurer from April 1996 until February 1998. From April 1998 until March 2005 he served as the Company’s Chief Executive Officer and Chairman of the Board, at which time he was appointed Executive Chairman of the Board following the Company’s merger with Chronimed, Inc. In June 2006, Mr. Friedman reassumed the role of Chief Executive Officer of the Company.

Charlotte W. Collins, Esq., 55, has been a director of the Company since April 2003. Since January 2008 she has been Director of Public Policy and Advocacy for the Asthma and Allergy Foundation of America. From July 2003 to January 2008 she was an Associate Professor at the George Washington University School of Public Health and Health Services. From January 2002 to June 2003 Ms. Collins was an Associate Research Professor, Director of Minority Health Policy Program, at the George Washington University School of Public Health and Health Services. From September 1996 to November 2004 Ms. Collins was associated with the law firm of Powell, Goldstein, Frazer & Murphy, LLP in Washington, DC. During 1998, she held the position of Interim General Counsel for the District of Columbia Health and Hospitals Public Benefit Corporation.

Louis T. DiFazio, Ph.D., 70, has been a director of the Company since May 1998. From March 1997 until his retirement in June 1998, Dr. DiFazio served as Group Senior Vice President of the Pharmaceutical Group of Bristol-Myers Squibb. Dr. DiFazio also currently serves as a member of the Board of Overseers of Rutgers University and the Board of Trustees of the University of Rhode Island. Dr. DiFazio received his B.S. in Pharmacy from Rutgers University and his Ph.D. in Pharmaceutical Chemistry from the University of Rhode Island.

Myron Z. Holubiak, 61, has been a director of the Company since March 2005. Prior to being appointed a director of the Company he had served as a director of Chronimed since September 2002. Mr. Holubiak is the former President of Roche Laboratories, Inc. He held this position from December 1998 to August 2001. From August 2001 to June 2002, Mr. Holubiak was President, Chief Operating Officer and member of the Board of Directors of iPhysicianNet, Inc., a video detailing company. From July 2002 to April 2007 Mr. Holubiak was President and Chief Operating Officer of HealthSTAR Communications, Inc., a health care marketing communications network of 16 companies. He currently serves on the Board of Directors of Nastech Pharmaceutical Company, Inc. and the Children of Chernobyl Relief and Development Foundation. Currently, Mr. Holubiak is the President and a member of the board of directors of 1-800-Doctors, Inc., a medical referral company that provides consumers access to physicians and hospitals.

David R. Hubers, 65, has been a director of the Company since March 2005. Prior to being appointed a director of the Company he had served as a director of Chronimed since November 2000. Mr. Hubers was Chairman of American Express Financial Advisors Inc. prior to his retirement. He joined American Express Financial Advisors Inc. in 1965 and held various positions, including Senior Vice President of Finance and Chief Financial Officer until being appointed President and Chief Executive Officer in August 1993. He served in that capacity until June 2001. Mr. Hubers serves on the boards of directors of the Carlson School of Management at the University of Minnesota, Lawson Software, a publicly held software company, and American Express Property Casualty Co. He is also Chairman of the Compensation Committee at Lawson Software.

Richard L. Robbins, 67, has been a director of the Company since March 2005. From October 2003 through March 2006, Mr. Robbins was Senior Vice President, Financial Reporting and Control and Principal Financial Officer of Footstar, Inc., a nationwide retailer of footwear. Footstar, Inc. filed for bankruptcy protection in March 2004. From July 2002 to October 2003, Mr. Robbins was a partner in Robbins Consulting LLP, a financial, strategic and management consulting firm. From 1978 to 2002, Mr. Robbins was a partner of Arthur Andersen LLP. Mr. Robbins is currently a member of the board of directors of Vital Signs, Inc., a manufacturer of medical products, and serves as the chair of its audit committee. He is also a member of the board of directors of Empire Resorts, Inc., a holding company for various subsidiaries engaged in the hospitality and gaming industries, and serves on its audit and compensation committees.

Stuart A. Samuels, 66, has been a director of the Company since March 2005. Prior to being appointed a director of the Company he had served as a director of Chronimed since November 2000. Since 1990, Mr. Samuels has been a management consultant, specializing in business management, strategic sales and marketing and business development for several companies, specifically in the pharmaceutical and healthcare industries. He currently serves on the boards of directors of Infomedics, Inc. and Target Rx, Inc.

Steven K. Schelhammer, 53, has been a director of the Company since May 2007. Since 2004 Mr. Schelhammer has been self-employed. Mr. Schelhammer founded Accordant Health Services, a disease management company, and served as its Chief Executive Officer and Chairman from 1994 through 2002. After its sale in November 2002, Mr. Schelhammer served as Accordant Health’s President until 2004.

Vote Required and Recommendation of the Board of Directors

If a quorum is present and voting, the eight nominees receiving the highest number of votes duly cast at the Annual Meeting will be elected to the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” EACH OF THE EIGHT ABOVE-NAMED NOMINEES.

PROPOSAL 2.

APPROVAL OF THE BIOSCRIP, INC. 2008 EQUITY INCENTIVE PLAN

The Board of Directors has adopted and unanimously recommends that the stockholders approve the Company’s 2008 Equity Incentive Plan (the “2008 Plan”), covering the issuance of 3,580,000 shares of Common Stock and the performance goals which are a part of the 2008 Plan (each a “Performance Goal”).

The primary purpose of the 2008 Plan is to (1) attract and retain key employees and directors, (2) provide additional incentives to key employees and directors to increase the value of the Common Stock, and (3) provide key employees and directors with a stake in the future of the Company aligning management with the Company’s stockholders. One purpose of the Performance Goals is to protect the Company’s tax deduction for grants made subject to such goals.

The following discussion summarizes the material terms of the 2008 Plan. This discussion is not intended to be complete and is qualified in its entirety by reference to the 2008 Plan, a copy of which is attached to this proxy statement as Exhibit A.

Administration

The 2008 Plan will be administered by the Management Development & Compensation Committee (the “Compensation Committee”), or such other committee appointed by the Board of Directors, which shall consist of at least two or more members of the Company’s Board of Directors. Each director, while serving as a member of the Compensation Committee, must satisfy the requirements for a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal securities exchange on which the Common Stock is traded or listed, the Compensation Committee may delegate, by means of an express resolution that sets forth the requirements and limitations relating to the delegation and the procedure to be followed to grant any awards under the 2008 Plan, to (1) a committee of one or more directors of the Company any of the authority of the Compensation Committee under the 2008 Plan, including the right to grant, cancel or suspend awards made under the 2008 Plan and (2) to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant awards under the 2008 Plan to key employees who are not directors or executive officers of the Company and the authority to take action on behalf of the Compensation Committee pursuant to the 2008 Plan to cancel or suspend awards under the 2008 Plan to key employees who are not directors or executive officers of the Company.

All grants under the 2008 Plan will be evidenced by a certificate (an “Award Agreement”) that will incorporate such terms and conditions as the Compensation Committee deems necessary or appropriate.

Coverage Eligibility and Annual Grant Limits

The 2008 Plan will provide for the issuance to key employees and directors of awards (each, an “Award”) consisting of stock options (“Options”), stock appreciation rights (“SARs”), restricted stock units (“Restricted Units”), stock grants (“Stock Grants”) and, solely to key employees, performance units (“Performance Units”). A key employee will be any employee of the Company or any subsidiary, parent or affiliate of the Company designated by the Compensation Committee who, in the judgment of the Compensation Committee, acting in its absolute discretion, is key directly or indirectly to the success of the Company. While all employees are highly valued, for purposes of the Plan, the Company estimates that there are currently approximately 50 key employees. No key employee in any calendar year may be granted an Option to purchase more than 500,000 shares of Common Stock, SARs with respect to more than 500,000 shares of Common Stock, and Stock Grants and Restricted Units that are intended to comply with the requirements of Section 162(m) of the Code representing more than 350,000 shares of Common Stock.

Shares Reserved for Issuance Under the 2008 Plan

Subject to adjustment as described under “Adjustment for Change in Capitalization” and “Mergers” below, there shall be 3,580,000 shares of Common Stock authorized for issuance under the 2008 Plan, all of which may be subject to ISOs (as defined herein), less one share of Common Stock for every one share of Stock that was subject to an option or stock appreciation right granted after December 31, 2007 under the Company’s 2001 Incentive Stock Plan (the “ 2001 Plan”) and one and one-half shares of Common Stock for every one share of Common Stock that was subject to an award other than an option or stock appreciation right granted after December 31, 2007 under the 2001 Plan. Any shares issued under the 2008 Plan may consist, in whole or in part, of authorized and unissued shares of Common Stock, treasury shares of Common Stock or shares of Common Stock purchased in the open market or otherwise. In no event may more than 500,000 shares of Common Stock in the aggregate be subject to Awards granted to directors. Any shares of Common Stock that are issued subject to Awards of Options or SARs will be counted against this limit as one share of Common Stock for every one share of Common Stock granted. Any shares of Common Stock that are issued subject to Awards other than Options or SARs will be counted against this limit as 1.5 shares of Common Stock for every one share of Common Stock granted. Upon stockholder approval of the 2008 Plan no further awards will be made under the 2001 Plan.

If any shares of Common Stock subject to an Award, or after December 31, 2007 an award under the 2001 Plan, are forfeited or expire or any Award, or after December 31, 2007 an award under the 2001 Plan, is settled for cash (in whole or in part), the shares of Common Stock subject to such Award or award under the 2001 Plan will, to the extent of the forfeiture, expiration or cash settlement, again be available for issuance under the 2008 Plan as described in the next paragraph. The following shares of Common Stock will not be added to the shares of Common Stock authorized for grant as described above: (1) shares of Common Stock tendered by a key employee or director or withheld by the Company in payment of the purchase price of an Option, (2) shares of Common Stock tendered by a key employee or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or an award under the 2001 Plan, and (3) shares of Common Stock subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof.

Any shares of Common Stock that again become available for grant pursuant to the 2008 Plan will be added back as one share of Common Stock for every one share of Common Stock granted if such shares of Common Stock were subject to Options or SARs granted under the 2008 Plan or options or stock appreciation rights granted under the 2001 Plan, and as one and one-half shares of Common Stock for every one share of Common Stock granted if such shares of Common Stock were subject to Awards other than Options or SARs granted under the 2008 Plan or awards other than options or stock appreciation rights granted under the 2001 Plan.

Shares of Common Stock under Awards made in substitution or exchange for awards granted by a company acquired by the Company or any affiliate or subsidiary, or with which the Company or any affiliate or subsidiary combines, will not reduce the shares of Common Stock authorized for grant under the 2008 Plan. Additionally, in the event that a company acquired by the Company or any affiliate or subsidiary or with which the Company or any affiliate or subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of that pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the 2008 Plan and will not reduce the shares of Common Stock authorized for grant under the 2008 Plan; provided that Awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employees or directors of the Company, an affiliate or a subsidiary prior to such acquisition or combination.

Options

The Compensation Committee acting in its absolute discretion shall have the right to grant Options to key employees and directors to purchase shares of Common Stock. Each grant shall be evidenced by an option certificate setting forth whether the Option is an incentive stock option (“ISO”), which is intended to qualify for special tax treatment under Section 422 of the Code, or a non-qualified incentive stock option (“Non-ISO”). Each Option granted under the 2008 Plan entitles the holder thereof to purchase the number of shares of Common Stock specified in the grant at the exercise price specified in the related option certificate. At the discretion of the

Compensation Committee, the option certificate can provide for payment of the exercise price either in cash, by check, or in Common Stock and which is acceptable to the Compensation Committee or in any combination of cash, check and such Common Stock. The exercise price may also be paid (1) through any cashless exercise procedure which is acceptable to the Compensation Committee or its delegate and which is facilitated through a sale of Common Stock, (2) with the consent of the Compensation Committee, by withholding Common Stock otherwise issuable in connection with the exercise of the Option, and (3) through any other method specified in an Award Agreement.

The terms and conditions of each Option granted under the 2008 Plan will be determined by the Compensation Committee, but no Option will be granted at an exercise price which is less than the fair market value of the Common Stock on the grant date (generally, the closing price for the Common Stock on the principal securities exchange on which the Common Stock is traded or listed on the date the Option is granted or, if there was no closing price on that date, on the last preceding date on which a closing price was reported). In addition, if the Option is an ISO that is granted to a 10% stockholder of the Company, the Option exercise price will be no less than 110% of the fair market value of the shares of Common Stock on the grant date. Except for adjustments as described under “Adjustment for Change in Capitalization” and “Mergers” below, without the approval of the Company’s stockholders, the option price shall not be reduced after the Option is granted, an Option may not be cancelled in exchange for cash or another Award, and no other action may be made with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Common Stock is traded.

No Option granted to an employee of the Company or any subsidiary of the Company may be exercisable before the expiration of one year from the Option grant date (but it may become exercisable pro rata over such time), except in accordance with the 2008 Plan or as set forth in the Award Agreement with respect to the retirement, death or disability of a participant or under special circumstances determined by the Compensation Committee. No Option may be exercisable more than 10 years from the grant date, or, if the Option is an ISO granted to a 10% stockholder of the Company, it may not be exercisable more than five years from the grant date. Moreover, no Option will be treated as an ISO to the extent that the aggregate fair market value of the Common Stock subject to the Option (determined as of the date the ISO was granted) which would first become exercisable in any calendar year exceeds $100,000. The Compensation Committee may not, as part of an Option grant, provide for an Option reload feature whereby an additional Option is automatically granted to pay all or a part of the Option exercise price or a part of any related tax withholding requirement.

Stock Appreciation Rights

SARs may be granted by the Compensation Committee to key employees and directors under the 2008 Plan, either as part of an Option or as stand-alone SARs. The terms and conditions for a SAR granted as part of an Option will be set forth in the related option certificate while the terms and conditions of a stand-alone SAR will be set forth in a related SAR certificate. SARs entitle the holder to receive an amount (in cash, Common Stock, or a combination of cash and Common Stock as determined by the Compensation Committee) equal to the excess of the fair market value of one share of Common Stock as of the date such right is exercised over the initial stock price specified in the option certificate or SAR certificate (the “SAR Value”), multiplied by the number of shares of Common Stock in respect of which the SAR is being exercised. The SAR Value for a SAR will be no less than the fair market value of a share of Common Stock as determined on the grant date in accordance with the 2008 Plan. Except for adjustments as described under “Adjustment for Change in Capitalization” and “Mergers” below, without the approval of the Company’s stockholders, the SAR Value will not be reduced after the SAR is granted, a SAR may not be cancelled in exchange for cash or another Award, and no other action may be made with respect to a SAR that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Common Stock is traded. In no event may a SAR granted to an employee of the Company or a subsidiary of the Company be exercisable before the expiration of one year from the SAR grant date (but it may become exercisable pro rata over such time), except in accordance with the 2008 Plan or as set forth in the Award Agreement with respect to the retirement, death or disability of a participant or under special circumstances determined by the Compensation Committee. No SAR may be exercisable more than 10 years from the grant date.

Restricted Stock Units

The Compensation Committee acting in its absolute discretion shall have the right to grant Restricted Units to key employees and directors and may prescribe that vesting of any or all of the Restricted Units shall be subject to the achievement of one or more performance objectives, including the Performance Goals set forth in the 2008 Plan. The value of each Restricted Unit corresponds to the fair market value of a share of Common Stock. The terms and conditions will be set forth in the related restricted unit certificate. Grants of Restricted Units subject solely to continued service with the Company or a subsidiary will not become vested less than (a) three years from the date of grant (but permitting pro rata vesting over that period) for grants to key employees and (b) one year from the date of grant (but permitting pro rata vesting over that period) for grants to directors; provided that the minimum vesting requirements do not apply to grants not in excess of 10% of the initial number of shares available for grants of Restricted Units under the 2008 Plan. Restricted Units subject to the achievement of performance objectives will not become vested less than one year from the date of grant. There will be no adjustment to Restricted Units for dividends paid by the Company, except for adjustments made by the Compensation Committee as described under “Adjustment for Change in Capitalization” below.

Unless a key employee or director has made a deferral election in accordance with the 2008 Plan, upon vesting of a Restricted Unit, the key employee or director will receive payment from the Company in shares of Common Stock issued under the 2008 Plan equal to the number of vested Restricted Units and the Restricted Units will then be automatically cancelled. The Compensation Committee in its absolute discretion may permit a key employee or director to elect to defer the receipt of the delivery of shares of Common Stock that would otherwise be due upon the vesting of Restricted Units; provided that such election is made in accordance with Section 409A of the Code.

Stock Grants

A Stock Grant may be made by the Compensation Committee to key employees and directors under the 2008 Plan. The terms and conditions for a Stock Grant made will be set forth in the related stock grant certificate and will be determined by the Compensation Committee acting in its sole discretion. The Compensation Committee may make the issuance of Common Stock under a Stock Grant subject to the satisfaction of one or more employment, performance, purchase or other conditions and may make the forfeiture of Common Stock issued pursuant to such a grant subject to similar conditions. The Compensation Committee may, at the time a Stock Grant is made, prescribe corporate, divisional, and/or individual Performance Goals to all or any portion of the shares subject to the Stock Grant. Performance Goals may be based on achieving a certain level of total revenue, earnings, earnings per share or return on equity of the Company and its subsidiaries and affiliates, or on the extent of changes in such criteria. Upon the satisfaction of any applicable forfeiture conditions and Performance Goals, the shares underlying the Stock Grant will be transferred to the key employee or director. Stock Grants subject solely to continued service with the Company or a subsidiary will not become vested less than (a) three years from the date of grant (but permitting pro rata vesting over that period) for grants to key employees and (b) one year from the date of grant (but permitting pro rata vesting over that period) for grants to directors; provided that the minimum vesting requirements do not apply to grants not in excess of 10% of the initial number of shares available for Stock Grants under the 2008 Plan. Stock Grants subject to the achievement of performance conditions will not become vested less than one year from the date of grant. Unless otherwise provided in the Award Agreement, cash dividends paid on the Common Stock will be distributed to the holder of a Stock Grant, and any stock dividends on the Common Stock will be subject to the same forfeiture conditions as the shares subject to the Stock Grant.

Performance Units

Performance Units may be granted to key employees under the 2008 Plan. The terms and conditions for the Performance Units, including the Performance Goals, the performance period and a value for each Performance Unit (or a formula for determining such value), shall be established by the Compensation Committee acting in its sole discretion and shall be set forth in a written agreement covering such Performance Units. The Compensation Committee shall specify corporate, division and/or individual Performance Goals which the key employee must satisfy in order to receive payment for such Performance Unit. If the Performance Goals are satisfied, the Company shall pay the key employee an amount in cash equal to the value of each Performance Unit at the time of payment. In no event shall a key employee receive an amount in excess of $1,000,000 in respect of Performance Units for any given year.

Performance Goals

Performance Goals for an award of Performance Units or a Stock Grant that is intended to satisfy the requirements of Section 162(m) of the Code shall be based on achieving specified levels of one or any combination of the Performance Goals (with respect to the Company on a consolidated basis, by division, segment and/or business unit) set forth in the 2008 Plan, including net sales; revenue; revenue growth or product revenue growth; operating income; pre- or after-tax income; earnings per share; net income; return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings; economic value-added models or equivalent metrics; enterprise value metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share; return on capital; cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; market share; specific and objectively determinable regulatory achievements; and implementation, completion or attainment of specific and objectively determinable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. The Performance Goals also may be based solely by reference to the Company’s performance or the performance of a subsidiary. The Compensation Committee may express any goal in alternatives, such as including or excluding (a) any acquisitions, dispositions, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

Non-Transferability

No Award will be transferable by a key employee or director other than by will or the laws of descent and distribution, and any Option or SAR will (absent the Compensation Committee’s consent) be exercisable during a key employee’s or director’s lifetime only by the key employee or director, except that the Compensation Committee may provide in an Award Agreement that a key employee or director may transfer an award to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the Compensation Committee.

Amendments to the 2008 Plan

The 2008 Plan may be amended by the Board to the extent that it deems necessary or appropriate (but any amendment relating to ISOs will be made subject to the limitations of Code Section 422), except that no amendment will be made without stockholder approval to the extent required under applicable law or exchange rule and no amendment may be made to the change in control provisions of the 2008 Plan described below under “Change in Control” on or after the change in control date if it would adversely affect any rights that would otherwise vest on that date. The Board may suspend granting Awards or may terminate the 2008 Plan at any time. The Board may not unilaterally modify, amend or cancel any Award previously granted without the consent of the holder of such Award, unless there is a dissolution or liquidation of the Company or in connection with certain corporate transactions.

Adjustment for Change in Capitalization

The number, kind, or class of shares of Common Stock reserved for issuance under the 2008 Plan, the annual grant limits, the number, kind or class of shares of Common Stock subject to Options, Stock Grants or SARs granted under the 2008 Plan and the exercise price of Options and the SAR Value of SARs granted shall be adjusted by the Compensation Committee in an equitable manner to reflect any change in the capitalization of the Company (including stock dividends or stock splits).

Mergers

The Compensation Committee as part of any transaction described in Code Section 424(a) shall have the right to adjust (in any manner which the Compensation Committee in its discretion deems consistent with Code Section 424(a)) the number, kind or class of shares of Common Stock reserved for issuance under the 2008 Plan, the annual grant limits, and the number, kind or class of shares of Common Stock subject to Option and SAR grants and Stock Grants previously made under the 2008 Plan and the related exercise price of the Options and the SAR Values and, further, shall have the right to make (in any manner which the Compensation Committee in its discretion deems consistent with Code Section 424(a)) Option and SAR grants and Stock Grants to effect the assumption of, or the substitution for, option, stock appreciation right and stock grants previously made by any other corporation to the extent that such transaction calls for the substitution or assumption of such grants.

Change in Control

Assumption or Substitution of Certain Awards.  Unless otherwise provided in an Award Agreement, in the event of a Change in Control (as defined in the 2008 Plan) in which the successor company assumes or substitutes for an Option, Restricted Unit, SAR, or Stock Grant, if a key employee’s employment with the successor company (or a subsidiary thereof) terminates under the circumstances specified in the Award Agreement within 24 months following the Change in Control: (1) Options and SARs outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), and (2) restrictions, limitations and other conditions applicable to Restricted Units and Stock Grants shall lapse and the Restricted Units and Stock Grants will become free of all restrictions and limitations and become fully vested.

Non-Assumption or Substitution of Certain Awards.  Unless otherwise provided in an Award Agreement, in the event of a Change in Control in which the successor company does not assume or substitute for an Option, Restricted Unit, SAR, or Stock Grant: (1) those Options and SARs outstanding as of the date of the Change in Control that are not assumed or substituted for will immediately vest and become fully exercisable, and (2) restrictions and deferral limitations on Restricted Units and Stock Grants that are not assumed or substituted for will lapse and the Restricted Units and Stock Grants will become free of all restrictions and limitations and become fully vested.

Impact on Certain Awards.  Award Agreements may provide that in the event of a Change in Control: (1) Options and SARs outstanding as of the date of the Change in Control will be cancelled and terminated without payment if the fair market value of one share of Common Stock as of the date of the Change in Control is less than the Option Price or SAR Value, and (2) all Performance Units will be considered to be earned and payable (either in full or pro rata based on the portion of performance period completed as of the date of the Change in Control), and any limitations or other restriction will lapse and the Performance Units will be immediately settled or distributed.

Termination of Certain Awards.  The Compensation Committee, in its discretion, may determine that, upon the occurrence of a Change in Control, each Option and SAR outstanding will terminate within a specified number of days after notice to the key employee or director, and/or that each key employee or director will receive, with respect to each share of Common Stock subject to an Option or SAR, an amount equal to the excess of the fair market value of such share immediately prior to the occurrence of the Change in Control over the Option Price or the SAR Value, as applicable, payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Compensation Committee, in its discretion, shall determine.

Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to Awards under the 2008 Plan are technical, and reasonable persons may differ on the proper interpretation of such rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with such grants, based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (1) any federal tax consequences other than income tax consequences or (2) any state, local or foreign tax consequences that may apply.

ISOs.  In general, a key employee will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the key employee will be required to treat an amount equal to the difference between the fair market value of the Common Stock on the date of exercise over the option exercise price as an item of adjustment in computing the key employee’s alternative minimum taxable income. If the key employee does not dispose of the Common Stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of the exercise of the ISO, a subsequent disposition of the Common Stock generally will result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and exercise price. The Company will not be entitled to any federal income tax deduction as a result of such disposition. In addition, the Company normally will not be entitled to take a federal income tax deduction at either the grant or the exercise of an ISO.

If the key employee disposes of the Common Stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, such individual generally will recognize ordinary income, and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements), in an amount equal to the lesser of (1) the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price or (2) the amount realized upon disposition of the Common Stock over the exercise price. Any gain in excess of such amount recognized by the key employee as ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).

Non-ISOs.  A key employee or director will not recognize any taxable income upon the grant of a Non-ISO, and the Company will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the key employee or director generally will recognize ordinary income and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price. Upon a subsequent sale of the Common Stock by the key employee or director, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).

SARs.  A key employee or director will not recognize any taxable income upon the grant of a SAR, and the Company will not be entitled to take an income tax deduction at the time of such grant. A key employee or director will recognize ordinary income for federal income tax purposes upon the exercise of a SAR under the 2008 Plan for cash, Common Stock or a combination of cash and Common Stock, and the amount of income that the key employee or director will recognize will depend on the amount of cash, if any, and the fair market value of the Common Stock, if any, that the key employee or director receives as a result of such exercise. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee or director in the same taxable year in which the key employee or director recognizes such income, if the Company satisfies applicable federal income tax reporting requirements.

Restricted Units A key employee or director generally will not recognize income for federal income tax purposes upon the grant of a Restricted Unit. If the terms of a Restricted Unit satisfy the requirements under Code Section 409A, the key employee or director generally will recognize as ordinary income an amount equal to the amount of cash paid at the time of payment. However, if the terms of a Restricted Unit fail to satisfy the requirements under Code Section 409A, the key employee or director generally will recognize as ordinary income an amount equal to the value of his or her Restricted Unit at the time of his or her interest in the unit is no longer subject to a substantial risk of forfeiture. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee or director in the same taxable year in which the key employee or director recognizes such income.

Stock Grants.  A key employee or director generally will recognize ordinary income for federal income tax purposes when such individual’s interest in a Stock Grant is no longer subject to a substantial risk of forfeiture. Such income will equal the excess of the then fair market value of the Common Stock subject to such Stock Grant over the purchase price, if any, paid for such stock. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee or director in the same taxable year in which the key employee or director recognizes such income, if the Company satisfies the applicable federal income tax reporting requirements.

Performance Units.  A key employee or director generally will not recognize income for federal income tax purposes upon the grant of a Performance Unit. If the terms of a Performance Unit satisfy the requirements under Code Section 409A, the key employee or director generally will recognize as ordinary income an amount equal to the amount of cash paid at the time of payment. However, if the terms of a Performance Unit fail to satisfy the requirements under Code Section 409A, the key employee or director generally will recognize as ordinary income an amount equal to the value of his or her Performance Unit at the time of his or her interest in the unit is no longer subject to a substantial risk of forfeiture. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee or director in the same taxable year in which the key employee or director recognizes such income.

Code Section 162(m).  Code Section 162(m) imposes a $1 million deduction limitation on the compensation paid to a public company’s most senior executives unless the compensation meets one of the exceptions to this limitation. One exception is for option grants made at fair market value. Another exception is for grants which are made subject to the satisfaction of one or more Performance Goals which are set in accordance with Code Section 162(m) and which are forfeited if there is a failure to satisfy those Performance Goals. The 2008 Plan has been designed so that the Compensation Committee can make grants which can satisfy the requirements for these exceptions.

Vote Required and Recommendation of the Board of Directors

Approval of the 2008 Plan, including the Performance Goals which are a part of the 2008 Plan, requires the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
THE APPROVAL OF THE BIOSCRIP, INC. 2008 EQUITY INCENTIVE PLAN.

PROPOSAL 3.

RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT
AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2008.

Ernst & Young LLP served as the Company’s independent auditors for the year ended December 31, 2007 and the Audit Committee has appointed Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2008. The Board of Directors is asking that the stockholders ratify the appointment of Ernst & Young LLP as the Company’s independent auditors. While the Company’s By-Laws do not require stockholder ratification, the Company is asking its stockholders to ratify this appointment because it believes such a proposal is a matter of good corporate practice. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP as the Company’s independent auditors, but may determine to do so nonetheless. Even if the appointment of Ernst & Young LLP is ratified by the stockholders, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if he or she desires to do so, and to be available to respond to appropriate questions from stockholders.

Independent Auditors Fees

The following table shows the aggregate fees billed to the Company by Ernst & Young LLP for services rendered during the years ended December 31, 2006 and 2007:

	Years Ended December 31,
Description of Fees	2006	2007

Audit Fees	1,713,075	1,575,000
Audit Related Fees	—	—
Tax Fees(1)	—	—
All Other Fees	1,325	—

Total Fees	1,714,400	1,575,000

(1)	In 2006 and 2007 Ernst & Young LLP did not provide any tax compliance, tax advice, and tax planning services, all of which services were provided by PriceWaterhouseCoopers LLP. Fees billed by PriceWaterhouseCoopers LLP in 2006 and 2007 for tax compliance, tax advice, and tax planning services were $195,000 and $355,100, respectively. Fees billed by PriceWaterhouseCoopers, LLP in 2007 included FIN 48 and state tax planning expenses.

Audit Fees

Audit fees consist of the aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s financial statements, including the audit of internal control over financial reporting, as of and for the years ended December 31, 2006 and 2007, and its reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2006 and 2007.

Tax Fees

Tax fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning.

All Other Fees

All other fees consist of the aggregate fees for professional services rendered by Ernst & Young LLP other than those described above and includes fees paid for use of its on-line reference tool.

Pre-Approval of Audit and Non-Audit Services

In accordance with the provisions of the Audit Committee charter, the Audit Committee must pre-approve all audit and non-audit services, and the related fees, provided to the Company by our independent auditors, or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible under the Exchange Act or the rules of the Securities and Exchange Commission (the “Commission”). Accordingly, the Audit Committee pre-approved all services and fees provided by Ernst & Young LLP during the year ended December 31, 2007 and has concluded that the provision of these services is compatible with the accountant’s independence.

During the year ended December 31, 2007, none of the total hours expended on the audit of the Company’s financial statements by Ernst & Young LLP were provided by persons other than full time employees of Ernst & Young LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2008.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

The Board of Directors has determined that except for Richard H. Friedman each of its current directors is independent within the meaning of Rule 4200(a)(15) of the NASDAQ listing standards.

Board Meetings; Annual Meeting Attendance

The Board held a total of five meetings during 2007. During such period, each director attended at least 75% of the meetings of the Board and the committees of the Board on which the director served that were held during the applicable period of service. The Company expects each member of the Board to attend its annual meetings absent a valid reason, such as a schedule conflict. Last year, eight of the Company’s nine Board members attended the 2007 annual meeting of stockholders.

Executive Sessions

Non-management directors meet regularly in executive sessions. “Non-management” directors are all those directors who are not Company employees. The Company’s non-management directors consist of all of its current directors except Richard H. Friedman. An executive session of the Company’s non-management directors is generally held in conjunction with each regularly scheduled Board of Directors meeting. Additional executive sessions may be called at the request of the Board of Directors or the non-management directors.

Board Committees

The Company has standing Audit, Governance and Nominating, and Management Development and Compensation Committees. Each committee is comprised solely of independent directors. Membership of each committee is as follows:

	Governance and	Management Development
Audit Committee	Nominating Committee	and Compensation Committee

Stuart A. Samuels (Chairman)	Richard L. Robbins (Chairman)	Louis T. DiFazio (Chairman)
Louis T. DiFazio	Charlotte W. Collins	Myron Z. Holubiak
David R. Hubers	Myron Z. Holubiak	David R. Hubers
Richard L. Robbins	Stuart A. Samuels	Michael Kooper
Steven K. Schelhammer

The Company has adopted a written charter for each of the committees. Stockholders may access a copy of each committee’s charter on the Company’s website at www.bioscrip.com under the heading “About Us — Investors — Corporate Governance.”

Audit Committee

Each member of the Audit Committee satisfies the independence requirements of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company’s Board of Directors has determined that Richard L. Robbins is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act. The Audit Committee is responsible, among its other duties, for overseeing the process of accounting and financial reporting of the Company and the audits of the financial statements of the Company; appointing, retaining and compensating the Company’s independent auditors; pre-approving all audit and non-audit services by the Company’s independent auditors; reviewing the scope of the audit plan and the results of each audit with management and the Company’s independent accountants; reviewing the internal audit function; reviewing the adequacy of the Company’s system of internal accounting controls and disclosure controls and procedures; and reviewing the financial statements and other financial information included in the Company’s annual and quarterly reports filed with the Commission. During 2007, the Audit Committee held five meetings.

Governance and Nominating Committee

Each member of the Governance and Nominating Committee is “independent” as set forth in Rule 4200(a)(15) of the NASDAQ listing standards. The Governance and Nominating Committee’s functions include recommending to the Board of Directors the number and names of proposed nominees for election to the Board of Directors at the Company’s Annual Meeting of Stockholders; identifying and recommending nominees to fill expiring and vacant seats on the Board of Directors; reviewing on an annual basis committee and Board performance and recommending changes to the Board of Directors. Except as may be required by rules promulgated by the NASDAQ Stock Market or the Commission, it is the current sense of the Governance and Nominating Committee that there are no specific, minimum qualifications that must be met by each candidate for the Board of Directors, nor are there specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. In evaluating the suitability of potential nominees for election as members of the Board of Directors, the Governance and Nominating Committee will take into consideration the current composition of the Board of Directors, including expertise, diversity, and balance of inside, outside and independent directors, as well as the general qualifications of the potential nominees, including personal and professional integrity, ability and judgment and such other factors deemed appropriate. The Governance and Nominating Committee will evaluate such factors, among others, and will not assign any particular weighting or priority to any of these factors. While the Governance and Nominating Committee has not established specific minimum qualifications for director candidates, the Committee believes that candidates and nominees must reflect a Board of Directors that is predominantly independent and is comprised of directors who (i) are of high integrity, (ii) have qualifications that will increase the overall effectiveness of the Board of Directors, including expertise and knowledge in various disciplines relevant to the Company’s business and/or operations, and (iii) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members. The Governance and Nominating Committee will consider recommendations for nominations from any reasonable source, including officers and directors as well as from stockholders of the Company who comply with the procedures set forth in the Company’s By-Laws. See “Stockholder Proposals” on page 39 of this Proxy Statement. The Governance and Nominating Committee will evaluate all stockholder recommended candidates on the same basis as any other candidate. When appropriate, the Governance and Nominating Committee may retain executive recruitment firms to assist in identifying suitable candidates. During 2007, the Governance and Nominating Committee engaged Heidrick & Struggles to assist it in identifying suitable candidates for appointment to the Board as a result of vacancies created by the resignation of two of the Company’s directors in 2006. One of those vacancies was filled by the election of Mr. Schelhammer to the Board at the Company’s 2007 Annual Meeting of Stockholders. On March 6, 2008, the Board fixed the number of directors constituting the full Board at eight effective immediately following the Annual Meeting. As a result of this action by the Board, immediately following the Annual Meeting there will be no vacancies on the Board. The Governance and Nominating Committee also reviews corporate governance, compliance and ethics guidelines, and oversees the annual evaluation of the Board of Directors and management of the Company. The Governance and Nominating Committee held four meetings during 2007.

Management Development and Compensation Committee

The Management Development and Compensation Committee (the “Compensation Committee”) reviews and approves the overall compensation strategy and policies for the Company. Each member of the Compensation Committee is “independent” as set forth in Rule 4200(a)(15) of the NASDAQ listing standards. In addition, the Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; and oversees the 2008 Plan, the 2001 Plan, the 1996 Incentive Stock Plan (the “1996 Plan”) and the 1996 Non-Employee Directors Stock Incentive Plan (the “Directors Plan”). The 1996 Plan and the Directors Plan both terminated in 2006. The Compensation Committee also administers the Chronimed Stock Options Plans which were assumed by the Company in connection with its merger with Chronimed Inc. in 2005 (collectively, the “Chronimed Option Plans”). The Compensation Committee is also responsible for ensuring that adequate management development programs and activities are created and implemented in order to provide a succession plan for executive officers and other significant positions within the Company. During 2007, the Compensation Committee held eight meetings.

Code of Ethics

The Company is committed to having sound corporate governance principles and has adopted a Code of Business Conduct and Ethics for its directors, officers and employees. The Code of Business Conduct and Ethics covers topics including, but not limited to, financial reporting, conflicts of interest, confidentiality of information, and compliance with laws and regulations. The Company’s Code of Business Conduct and Ethics, is available on the Company’s website at www.bioscrip.com under the heading “About Us — Investors — Corporate Governance.” The information contained in or connected to the Company’s website is not incorporated by reference to or considered a part of this proxy statement. If any waivers of the Code of Business Conduct and Ethics are granted, such waivers will be disclosed on a Form 8-K.

Stockholder Communications with the Board of Directors

Historically, the Company has not adopted a formal process for stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board of Directors has been excellent.

Review, Approval or Ratification of Transactions With Related Persons

In accordance with the terms of the Company’s Audit Committee Charter, the Audit Committee is required to review and approve all related person transactions on an ongoing basis. A related person transaction, as defined in Item 404(a) of Regulation S-K, is any transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000, and one of the Company’s executive officers, directors, director nominees, or 5% stockholders (or their immediate family members) has a direct or indirect material interest.

Compensation of Directors

The table below sets forth all compensation earned by the Company’s non-employee directors in 2007.

Director Compensation Table

	Fees Earned	Option	All Other
	or Paid in Cash	Awards	Compensation
Name	($)(1)	($)(2)(3)	($)	Total ($)

Charlotte W. Collins	38,000	—	—	38,000
Louis T. DiFazio	53,000	—	—	53,000
Myron Z. Holubiak	47,000	—	—	47,000
David R. Hubers	47,000	—	—	47,000
Michael Kooper	43,500	—	—	43,500
Richard L. Robbins	47,500	—	—	47,500
Stuart A. Samuels	56,500	—	—	56,500
Steven K. Shelhammer	22,297	—	—	22,297

(1)	The fees shown include the annual retainer fee paid to each non-employee director, committee chairmanship fees and attendance fees for both board and committee meetings.

(2)	No option grants were made to any of the Company’s non-employee directors during 2007.

(3)	The following option awards were outstanding at fiscal year end for each non-employee director:

Options Outstanding
Name	at Fiscal Year End

Charlotte W. Collins	35,000
Louis T. DiFazio	45,000
Myron Z. Holubiak	52,600
David R. Hubers	92,200
Michael Kooper	45,000
Richard L. Robbins	25,000
Stuart A. Samuels	92,200
Steven K. Shelhammer	—

During 2007, each non-management director received an annual fee of $30,000, a fee of $1,000 for each in person Board or committee meeting attended, and a fee of $500 for each telephonic Board or committee meeting attended. The chairman of each Board committee received an additional annual fee for their added responsibilities as follows: (i) the chairman of the Audit Committee receives an additional $15,000 fee, and (ii) the chairmen of the Governance and Nominating Committee and the Compensation Committee each received an additional $5,000 fee.

Effective January 1, 2008, the fees paid to each of the Company’s non-management directors were increased to an annual director fee of $50,000 plus an annual fee of $5,000 for each Board committee on which the non-management director serves. In addition, the chairman of each Board committee will continue to receive an additional fee for their added responsibilities as follows: (i) the chairman of the Audit Committee will receive an additional $15,000 fee and (ii) the chairmen of the Governance and Nominating Committee and the Compensation Committee will each receive an additional $10,000 fee. All of the above fees will be paid quarterly.

All Board members are also reimbursed for expenses incurred in connection with attending such meetings.

In addition to the above fees, until the expiration of the Directors Plan in 2006, each non-management director was automatically granted under the Directors Plan (i) a non-qualified stock option to purchase 20,000 shares of Common Stock upon being elected to the Board of Directors and (ii) a non-qualified stock option to purchase 5,000 shares of Common Stock each year at the annual meeting of the Board of Directors immediately following the Company’s annual meeting of stockholders; provided, that in order to be eligible to receive the additional option grant a non-management director shall have been serving on the Board of Directors for at least six consecutive months from the date of his or her appointment to the Board. Directors who are also officers or employees of the Company are not paid any directors fees or granted any options under the Directors Plan. Employee directors may receive options under the 2001 Plan.

The exercise price of options granted to a director under the Directors Plan was equal to the fair market value of a share of Common Stock on the date of grant as determined under the Directors Plan. Options granted under the Directors Plan vest over three years, in three equal annual installments following the anniversary dates of the grant date.

Upon approval of the 2008 Plan, each non-management director will receive a grant of 5,000 shares of restricted stock that will vest one year after the date of grant.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for overseeing the process of accounting and financial reporting of the Company and the audits and financial statements of the Company. The Audit Committee operates pursuant to a written charter which is reviewed annually by the Audit Committee. As set forth in the Audit Committee charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

In the performance of its oversight function, the Company’s Audit Committee reviewed and discussed with the Company’s management and the Company’s independent auditors the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. The Audit Committee also discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditors Communication With Those Charged With Governance. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has considered the compatibility of non-audit services with the auditors’ independence.

Based on the review and discussions described in the preceding paragraph above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Commission.

Submitted by the Audit Committee:

Stuart A. Samuels, Chairman
Louis T. DiFazio, Ph.D.
David R. Hubers
Richard L. Robbins

EXECUTIVE OFFICERS

The following sets forth certain information with respect each executive officer of the Company who is not also a director of the Company:

Russel J. Corvese, 46, Executive Vice President, Operations.  Mr. Corvese joined the Company in May 1994 and has held various positions including Vice President of Operations of the Company’s subsidiary, BioScrip PBM Services, LLC, and Chief Information Officer of the Company.

Scott W. Friedman, 33, Executive Vice President, Sales and Marketing.  Mr. Friedman joined the Company in 1998 as an employee in the Marketing Department. In February 2002 he was appointed Vice President of Marketing and in January 2003 he was appointed Vice President of Pharmaceutical Relations. In August 2006 he was appointed Executive Vice President of Sales and Marketing. Mr. Friedman is the son of Richard H. Friedman, the Chief Executive Officer and Chairman of the Board of the Company.

Douglas A. Lee, 41, Chief Information Officer.  Mr. Lee joined the Company as its Chief Information Officer in February 2007. Prior to joining the Company Mr. Lee was a principal in Resultares Consulting Inc., an executive information technology consulting firm, from November 2006 to February 2007. From August 2004 to November 2006 he was the Chief Information Officer of Option Care, Inc. From January 1998 to August 2004 he was a partner and Chief Information Officer of Technology Extension Consulting, Inc.

Barry A. Posner, 44, Executive Vice President, Secretary and General Counsel.  Mr. Posner joined the Company in March 1997 as General Counsel and was appointed Secretary of the Company at that time. In April 1998, Mr. Posner was appointed Vice President of the Company. In November 2001, he was appointed to the position of Executive Vice President of the Company.

Brian J. Reagan, 47, Executive Vice President, Infusion.  Mr. Reagan joined Chronimed as Vice President, Corporate Development in September 2002 and was appointed Executive Vice President of the Company in March 2005. Mr. Reagan has been President of Orchard Hill Partners, a business consulting firm, since December 2000. Mr. Reagan’s previous experience was in the investment banking industry. He was a Managing Director at John G. Kinnard & Company from 1998 to 2000 and held a variety of executive positions at Dain Rauscher Inc. from 1987 to 1998.

Stanley G. Rosenbaum, 60, Executive Vice President, Chief Financial Officer and Treasurer.  Mr. Rosenbaum joined the Company as its Executive Vice President, Chief Financial Officer and Treasurer in June 2006. From October 2003 to June 2005 he was a consultant for the Kerr Group, Inc. From October 2000 to April, 2003 he was the CFO with Petropac Solutions, Inc., a private company servicing the petroleum industry.

Executive officers are appointed by and serve at the pleasure of the Board, subject to the terms of their respective employment and/or severance agreements with the Company. See “Employment and Severance Agreements” below.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee is comprised of all independent directors and is responsible for, among other things, overseeing and approving compensation levels for the Company’s Chief Executive Officer and other executive management, including the individuals named in the Summary Compensation Table below. The Compensation Committee is also responsible for the development and administration of management compensation policies and programs that are consistent with, linked to and supportive of the basic strategic objective of creating shareholder value, and paying for quality performance while taking into consideration the activities, roles and responsibilities of the Company’s management.

The Compensation Committee, from time to time, utilizes compensation consultants to assist the Committee with:

•	compensation benchmarking;

•	incentive plan design and grant levels; and

•	trends in compensation.

In 2007, the Compensation Committee retained the services of The Delves Group to assist it with executive compensation matters, including the design of a long-term incentive compensation program, peer analysis and benchmarking for the short-term incentive compensation of its Chief Executive Officer and his direct reports and peer analysis, benchmarking and design of a total compensation program for directors. The Delves Group was charged with developing a program that would help attract, retain and motivate the Company’s executive officers in a manner that is tied directly to achievement of the Company’s overall operating and financial goals, and thereby increase the Company’s overall equity value through the appropriate mix of total compensation, including short- and long-term incentive compensation, and cash and non-cash (including the appropriate form of non-cash) compensation. In addition, the Delves Group developed a program for directors that would help attract and retain qualified and skilled directors. While The Delves Group gives advice on compensation matters from time to time, The Delves Group has not been retained on a formal basis to provide any other services on behalf of the Company.

The Compensation Committee adheres to three principles in discharging its responsibilities:

•	Annual bonuses and long-term compensation for senior management and key employees should be “at risk,” or based on the satisfactory achievement of pre-established goals and objectives.

•	Over time, incentive compensation of the Company’s management should focus more heavily on long-term, consolidated corporate performance while acknowledging the need to achieve and drive short-term results.

•	Overall compensation programs should be structured to ensure the Company’s ability to attract, retain, motivate and reward those individuals who are best suited to achieving the desired performance results, both long-term and short-term, while taking into account the role, duties and responsibilities of individuals and their respective departments.

With these principles as a guide, the Compensation Committee has embraced a pay-for-performance philosophy and has adopted compensation programs that it believes are competitive relative to compensation paid to executives in similar businesses with persons holding similar positions and having similar duties and responsibilities. The programs consist of:

•	Base salary — targeted at the 50th percentile of the competitive market (as defined below) for the CEO and the 50th percentile of the competitive market for the CEO’s direct reports;

•	Total cash compensation — consisting of base salary and annual bonus, targeted at the 50th percentile of the competitive market; and

•	Total compensation — consisting of base salary, annual bonus and the annualized value of long term incentives, targeted at the 60th percentile of the competitive market on an aggregate.

Under the Company’s compensation philosophy, participating executives have an opportunity to receive annual cash bonuses if corporate and departmental or business unit goals and objectives are achieved. Executives also participate in equity-based incentive programs designed to retain key talent and reward strategic growth over the long term. The Company has chosen to target long-term incentive grants 10% greater than the market average in order to emphasize its focus on sustained long-term growth and alignment of the executives’ interests with those of the Company’s stockholders. This results in targeted total compensation at the 60th percentile when compared to the peer competitive market.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) places a limit on the tax deduction for compensation in excess of $1.0 million paid to certain “covered employees” of a publicly-held corporation (generally the Company’s Chief Executive Officer (“CEO”) and its next four most highly compensated executives). Under certain conditions, the statute allows the entity to preserve that tax deduction for certain qualified performance-based compensation.

Any cash incentives paid to the CEO are believed to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code. The Compensation Committee adopted the Company’s compensation programs and the entire Board of Directors approved the current employment agreement for Richard H. Friedman, the Company’s CEO. Initially, in order to qualify for favorable treatment under Section 162(m) of the Code, Mr. Friedman’s employment agreement was structured such that he would not receive cash compensation in excess of $1.0 million in any given year during the term of that agreement. During 2007, the Company amended Mr. Friedman’s employment agreement to delete the limitation on annual compensation. The Committee no longer believed that the provision was competitive in the marketplace and would have caused Mr. Friedman adverse tax consequences as a result of the application of Sections 162(m) and 409(A) of the Code.

Despite the amendment to Mr. Friedman’s employment agreement, the Compensation Committee intends to continue to pursue a strategy of maximizing the deductibility of the compensation paid to the Company’s executives when appropriate.

Benchmarking

The Compensation Committee considers the compensation levels, programs and practices of certain companies in the healthcare industry to assure that its programs are market competitive. These companies have 2006 revenue between $499 million and $1.75 billion in revenues with a median of $1.09 billion (as compared to the Company’s $1.07 billion of revenue). The companies considered by the Compensation Committee included:

•	America Service Group Inc.

•	Apria Healthcare Group Inc.

•	Centene Corporation

•	Gentiva Health Services, Inc.

•	Healthextras, Inc.

•	Lincare Holdings, Inc.

•	Omnicare, Inc.

•	Option Care, Inc.

•	Polymedica Corporation

•	Rotech Healthcare Inc.

This group was developed with the assistance of the Compensation Committee’s compensation consultant, and the composition of the group is reviewed annually by the Compensation Committee. The Compensation Committee believed the above companies to be an appropriate peer group. The Compensation Committee also confirms results from any benchmarking with data available in published survey sources, including surveys from Watson Wyatt, Mercer, and Radford Surveys and Consulting.

Management’s Role in Compensation Practices

In preparation for recommendations to the Compensation Committee, management of the Company considers individual, business unit, division and Company performance in its proposals to the Compensation Committee. Compensation levels and targets, as well as performance targets and compensation ranges are then proposed by management to the Compensation Committee which reviews the proposals, discusses them with management and the Compensation Committee’s outside consultant. In many instances the Compensation Committee’s outside consultant will provide benchmark data for the specific positions under compensation review and the Compensation Committee will approve what it deems appropriate compensation levels. The Chairman of the Compensation Committee will advise the Company’s CEO of all Compensation Committee approved recommendations, who promulgates all such information to senior management; typically through the Executive Vice President (“EVP”) who is responsible for Human Resources.

Elements of the Company’s Executive Compensation Program

The following sections explain in greater detail the elements of, and rationale for and the total direct compensation paid to the Company’s executives, plus limited perquisites and other benefits.

Base Salary

Base salary is the only element of our executive’s annual cash compensation not based on the Company’s performance. Base salaries for the Company’s executives take into account competitive compensation levels, coupled with the reasonableness within the Company, the Company’s ability to pay and the duties and responsibilities of the individual. Base salaries allow the Company to provide a competitive level of compensation in order to attract and retain superior employees.

In 2007, the Company’s named executive officers received base salary merit increases ranging from 0% to 16%. These base salary increases are shown in the “Salary” column of the Summary Compensation Table. The Company’s average base salary increase in 2007 for all salaried employees was 3%.

Short-Term Incentive Plan

The Company does not pay contractual annual bonuses to its executives or to employees at any level. A pay-for-performance annual cash incentive plan is available to a broad group of approximately 220 management employees, including the Company’s named executive officers. The annual cash incentive plan is designed to motivate employees to continuously improve the Company’s business performance and to promote a results-oriented business culture. The annual cash incentive plan is designed to reward performance in the current fiscal year. In order to earn a bonus under the annual cash incentive plan, each executive, and his or her respective business unit and/or department, must meet or exceed the goals set for that particular business unit and/or department. The target incentive award for each executive is displayed in the Grants of Plan Based Awards Table below. In addition, a discretionary bonus pool of up to $1.0 million was established for employees who were not bonus eligible as well as for bonus eligible participants whose performance exceeded target performance. The Company distributed $0.3 million of the $1.0 million pool.

Company-wide awards, including those for executives, are recommended to the Compensation Committee for approval based on an assessment by the Company’s CEO. If minimum performance thresholds are not met, no annual bonus is paid for that year.

In 2007, the Committee approved the following bonus program for the Company’s senior executives:

•	Since the CEO, CFO, and Executive Vice President and General Counsel did not receive an annual bonus for 2006, a 100% premium was added to their 2007 target bonus opportunity to be paid if, and only if, corporate and business unit and/or departmental goals and objectives were met. The bonus paid for the 2007 fiscal year was based on the following 2007 performance measures:

•	The CEO’s annual incentive was tied to: corporate pre-tax income, CEO succession planning and development, timely and successful implementation of the Company’s multi-cultural initiative, CAP program growth and curing significant Sarbanes-Oxley deficiencies

•	His target bonus for 2007 was 120% of base salary

•	The CFO’s annual incentive was tied to: corporate pre-tax income, implementation of the Company’s information technology plan, improvements in the monthly, quarterly and year-end close processes, improvement in days sales outstanding and accounts receivable provisions, improvement in days inventory on hand and curing significant Sarbanes-Oxley deficiencies.

•	His target for 2007 was 100% of base salary

•	The EVP and General Counsel’s annual incentive was tied to: corporate pre-tax income, completion and implementation of succession development plan, completion and implementation of human resources and cultural competency training, development of a performance management system and non-legal, operational task development.

•	His target for 2007 was 80% of base salary.

Long-Term Incentive Plan

The 2001 Incentive Stock Plan (the “2001 Plan”) was approved by the Company’s stockholders in 2001. In 2002, the 2001 Plan was amended to increase the number of shares available for issuance thereunder by 800,000 shares, from 950,000 to 1,750,000 shares. The 2001 Plan was further amended in 2003 to increase the number of authorized shares of common stock available for issuance under the 2001 Plan by an additional 2,000,000 shares and to authorize the grant of restricted stock units. Under the 2001 Plan, the following types of awards are permitted:

•	Stock Options

•	Stock Appreciation Rights

•	Restricted Stock/Restricted Stock Units

•	Performance Units/Shares

The 2001 Plan does not allow the grant of “reload” options or the repricing of stock options.

The purposes of the 2001 Plan are to attract and retain key employees, provide an incentive to key employees and provide key employees with a stake in the future success of the Company. Currently, the Company has no stock ownership guidelines.

The Compensation Committee believes that stock options have the strongest tie to stock price performance and that the interests of the Company’s executives would have the greatest alignment with stockholder interests if stock options were the long-term incentive grant vehicle. Historically, stock options were the only form of long-term incentive utilized by company.

Since the merger with Chronimed in March 2005, the Company’s stock price has declined, causing most of the outstanding stock option grants to be substantially out of the money. To address concerns of the Compensation Committee related to retention of the management team, on November 2, 2006, the Board approved the Compensation Committee’s directive to issue long-term incentive (“LTI”) grants to key executives consisting of:

•	50% of LTI value in stock options, at a strike price of $2.47 per share, the fair market value on the date of grant. One third of the options vest on the first, second and third anniversaries of the grant. Executives have 10 years from the date of the grant to exercise their options.

•	50% of LTI value in performance based restricted stock, based on stock price performance as follows:

•	20% will be vested on the later to occur of the satisfaction of both of the following conditions: (i) the first anniversary of the grant date, and (ii) the closing price of the Company’s common stock equal or exceeding $4.00 per share for twenty (20) consecutive trading days

•	30% will be vested on the later to occur of the satisfaction of both of the following conditions: (i) the first anniversary of the grant date, and (ii) the closing price of the Company’s common stock equal or exceeding $5.00 per share for twenty (20) consecutive trading days;

•	50% will be vested (i) the second anniversary of the grant date, and (ii) the closing price of the Company’s common stock equal or exceeding $7.00 per share for twenty (20) consecutive trading days.

Any restricted shares not vested within five years would be forfeited. These grants were made to incent all LTI participants to attain specific stock price goals over the next five years. In determining the stock price thresholds for vesting of the restricted stock, the Compensation Committee determined that the target price should be sufficiently in excess of the Company’s then current share price so as to adequately drive performance by the LTI participants but not too much in excess of the current price to be perceived by the LTI participants as unattainable or unlikely to be achieved, thereby not achieving the goal of driving performance.

The Company has historically granted options to executives, for the most part, on a 12-18 month cycle. None of these options were granted immediately prior to, coincident with or immediately after the announcement of Company results. Each executive receives only one grant per cycle, with the exception of the CEO whose contract stipulates an automatic grant of 200,000 stock options on the first business day of each calendar year.

The option grant dates and strike prices for options granted are shown in the table below:

Grant Date	Strike Price	Annual Low	Annual High	Annual Close

July 6, 1998	$6.50	$2.28	$6.50	$3.38
October 8, 1999	$2.37	$1.50	$4.63	$2.44
November 28, 2001	$12.20	$0.81	$18.33	$17.80
September 24, 2003	$7.95	$4.52	$8.79	$7.03
July 1, 2005	$6.00	$5.13	$9.07	$7.54
November 1, 2006	$2.47	$2.39	$8.12	$3.46

Retirement

The Company maintains a qualified 401(k) plan in which all employees (including the named executives) may participate. There are no special executive retirement benefits.

Perquisites

The Company did not provide perquisites to its executives in 2007. As can be seen in the All Other Compensation Table set forth below, the maximum perquisite received by any executive in 2006 was $3,000

Compensation Committee Report

Management of the Company has prepared the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K, and the Management Development and Compensation Committee of the Board of Directors has reviewed and discussed it with management. Based on this review and discussion, the Management Development and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for the Company’s 2008 Annual Meeting of Shareholders.

Submitted by the Management Development and Compensation Committee:

     Louis T. DiFazio, Chairman
     Myron Z. Holubiak
     David R. Hubers
     Michael Kooper
     Steven K. Schelhammer

Compensation Committee Interlocks and Insider Participation

No member of the Management Development and Compensation Committee is or has been one of our officers or employees or has had any relationship with us requiring disclosure under the SEC’s rules and regulations. During the year ended December 31, 2007 none of the Company’s executive officers served on the board of directors, or on the compensation committee of the board of directors, of any entity whose executive officers serve on our Board.

Summary Compensation Table

The table below summarizes the total compensation earned by each of the Company’s named executive officers in 2006 and 2007.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
		Salary	Awards	Awards	Compensation	Compensation	Total
Name & Principal Position	Year	$	($)(1)	($)(1)	($)(2)	($)(3)	($)

Richard H. Friedman	2007	737,812	297,820	1,102,478	819,611	8,073	2,965,794
Chairman & Chief	2006	737,812	17,608	748,195	—	6,534	1,510,149
Executive Officer(4)(5)
Stanley G. Rosenbaum	2007	400,000	411,955	62,168	400,000	5,928	1,280,051
EVP, Chief Financial	2006	233,846	83,350	10,992	—	38,554	366,742
Officer and Treasurer(6)
Barry A. Posner	2007	380,401	45,491	65,441	234,126	5,127	730,586
EVP, Secretary & General Counsel	2006	373,209	39,088	128,232	—	7,723	548,252
Russel J. Corvese	2007	265,273	30,079	44,311	104,110	7,385	451,158
VP, Mail and Managed	2006	246,919	3,077	63,842	40,000	7,723	361,561
Care Operations
Scott W. Friedman	2007	245,808	28,401	42,724	103,993	7,385	428,311
EVP, Sales and Marketing	2006	233,000	2,906	43,101	108,000	7,527	394,534

(1)	Values reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123R of awards pursuant to the 2001 Stock Incentive Plan and thus may include amounts from awards granted in and prior to 2007 Assumptions used in the calculation of these amounts are included in the footnotes to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with Securities and Exchange Commission on March 7, 2008.

(2)	Values include 2007 bonus value under the Company’s Short-term Incentive Plan.

(3)	Details regarding the amounts shown for each named executive officer can be found in the footnotes of the “All Other Compensation” table below.

(4)	Mr. R. Friedman served as Executive Chairman of the Board from April 2005 until June 30, 2006, at which time he assumed the additional role of Chief Executive Officer.

(5)	The Company accelerated the expense realized for Mr. Friedman’s Stock and Option Awards in 2007. The acceleration of expense was necessary to reflect the terms of Mr. Friedman’s employment contract.

(6)	On June 16, 2006, Mr. Rosenbaum was hired as Chief Financial Officer and Treasurer; 2006 salary represents prorated portion of his $400,000 annual salary.

All Other Compensation

The table below and related footnote disclosure describe each component of compensation included under the column heading “All Other Compensation” in the Summary Compensation Table above.

				Registrant
			Life &	Contributions
		Perquisites &	Disability	to Defined
		Other Personal	Insurance	Contribution
Name	Year	Benefits ($)(1)	Premiums ($)	Plans($)(2)	Other($)

Richard H. Friedman	2007	—	1,323	6,750	—
	2006	3,000	1,323	2,211	—
Stanley G. Rosenbaum(3)	2007	—	1,323	4,605	—
	2006	—	1,323	1,231	36,000
Barry A. Posner	2007	—	1,323	3,804	—
	2006	2,000	1,323	4,400	—
Russel J. Corvese	2007	—	1,323	6,062	—
	2006	2,000	1,323	4,400	—
Scott W. Friedman	2007	—	1,323	6,062	—
	2006	2,000	1,323	4,204	—

(1)	Amount of car allowance allocated by the Company to each of the named executive officers.

(2)	Value of matching contributions allocated by the Company to each of the named executive officers pursuant to the Company’s 401(k) Plan.

(3)	Other compensation in 2006 represents consulting fees paid to Mr. Rosenbaum prior to his appointment as Chief Financial Officer in June 2006.

Grant of Plan Based Awards

								All				Grant
								Other		All Other		Date
								Stock		Option		Fair
								Awards:	Grant Date	Awards:	Exercise	Value of
					Estimated Future Payouts			Number	Fair Value	Number of	or Base	Option &
		Estimated Future Payouts Under			Under			of Shares	of All	Securities	Price of	All
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			of Stock	Other	Underlying	Option	Other
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Stock	Options	Awards	Stock
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	Awards	(#)	($/Sh)	Awards($)(5)

Richard H. Friedman	01-Jan-07(1)	—	885,374	1,328,061	—	—	—	—	—	—	—	—

	02-Jan-07(2)	—	—	—	—	—	—	—	—	200,000	3.46	347,600

	07-Feb-07(3)	—	—	—	—	100,000	—	—	—	—	—	216,369

Stanley G. Rosenbaum	01-Jan-07(1)	—	400,000	600,000	—	—	—	—	—	—	—	—

	21-Jun-07(4)	—	—	—	—	—	—	50,000	215,000	—	—	215,000

Barry A. Posner	01-Jan-07(1)	—	312,167	468,251	—	—	—	—	—	—	—	—

Russel J. Corvese	01-Jan-07(1)	—	106,110	159,165	—	—	—	—	—	—	—	—

Scott W. Friedman	01-Jan-07(1)	—	108,000	162,000	—	—	—	—	—	—	—	—

(1)	The Company’s Short-term Incentive Plan; threshold represents 0% of target and maximum represents 150% of target.

(2)	In accordance with the terms of his employment agreement, Mr. R. Friedman received options to purchase 200,000 shares of Common Stock under the Company’s 2001 Incentive Stock Plan.

(3)	Under the Company’s 2001 Incentive Stock Plan, Mr. R. Friedman received performance restricted stock awards.

(4)	Upon his employment anniversary with the Company Mr. Rosenbaum received 50,000 shares of restricted stock.

(5)	Represents the total fair value, estimated as per FAS 123R.

Outstanding Equity Awards At Fiscal Year End

The following table provides information on the holdings of stock options and restricted stock by the named executive officers at December 31, 2007.

	Option Awards						Stock Awards
											Equity
											Incentive
									Equity		Plan
									Incentive		Awards:
									Plan		Market
				Equity					Awards:		or Payout
				Incentive					Number of		Value of
				Plan				Market	Unearned		Unearned
				Awards:			Number	Value of	Shares,		Shares,
				Number			of Shares	Shares or	Units		Units
	Number of	Number of		of Securities			or Units	Units of	or Other		or Other
	Securities	Securities		Underlying			of Stock	Stock	Rights		Rights
	Underlying	Underlying		Unexercised	Option		That	That	That		That
	Unexercised	Unexercised		Unearned	Exercise	Option	Have Not	Have Not	Have Not		Have Not
	Options (#)	Options (#)		Options	Price	Expiration	Vested	Vested	Vested		Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)	($)	(#)		($)

Richard H. Friedman	207,806	—		—	2.16	08-Oct-09
	42,194	—		—	2.37	08-Oct-09
	200,000	—		—	12.20	28-Nov-11
	200,000	—		—	17.80	02-Jan-12
	200,000	—		—	5.80	02-Jan-13
	200,000	—		—	7.03	02-Jan-14
	133,334	66,666	(1)	—	6.36	03-Jan-15
	66,667	133,333	(2)	—	7.54	03-Jan-16
	—	200,000	(3)	—	3.46	02-Jan-17
							—	—	200,000	(7)	1,546,000
Stanley G. Rosenbaum	56,658	113,314	(4)	—	2.47	01-Nov-16
							66,667(6)	515,336	42,493	(7)	328,471
Barry A. Posner	50,000	—		—	6.50	06-Jul-08
	13,166	—		—	4.50	02-Dec-08
	70,000	—		—	12.20	28-Nov-11
	75,000	—		—	7.95	24-Sep-13
	4,600	9,200	(5)	—	6.00	01-Jul-15
	52,863	105,724	(4)	—	2.47	01-Nov-16
							—	—	39,647	(7)	306,471
Russel J. Corvese	22,000	—		—	6.50	06-Jul-08
	20,000	—		—	4.50	01-Jun-09
	10,000	—		—	12.20	28-Nov-11
	35,000	—		—	7.95	24-Sep-13
	3,067	6,133	(5)	—	6.00	01-Jul-15
	34,953	69,905	(4)	—	2.47	01-Nov-16
							—	—	26,215	(7)	202,642
Scott W. Friedman	14,000	—		—	12.20	28-Nov-11
	20,000	—		—	7.95	24-Sep-13
	3,834	7,666	(5)	—	6.00	01-Jul-15
	8,003	66,005	(4)	—	2.47	01-Nov-16
							—	—	24,752	(7)	191,333

(1)	Vesting schedule is one-third vesting on January 3, 2006, one-third vesting on January 3, 2007, one-third vesting on January 3, 2008.

(2)	Vesting schedule is one-third vesting on January 3, 2007, one-third vesting on January 3, 2008, one-third vesting on January 3, 2009.

(3)	Vesting schedule is one-third vesting on January 2, 2008, one-third vesting on January 2, 2009, one-third vesting on January 2, 2010.

(4)	Vesting schedule is one-third vesting on November 1, 2007, one-third vesting on November 1, 2008, one-third vesting on November 1, 2009.

(5)	Vesting schedule is one-third vesting on March 1, 2007, one-third vesting on March 1, 2008, one-third vesting on March 1, 2009.

(6)	Vesting schedule is one-third vesting on June 21, 2007, one-third vesting on June 21, 2008, one-third vesting on June 21, 2009.

(7)	Vesting based on achievement of stock price hurdles.

Option Exercises and Stock Vested

The following table sets forth certain information with respect to stock options exercised and vested stock awards by the Company’s executive officers during the year ended December 31, 2007.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(2)

Richard H. Friedman	—	—	200,000	1,630,000
Stanley G. Rosenbaum	—	—	125,826	704,650
Barry A. Posner	—	—	39,647	323,123
Russel J. Corvese	—	—	26,215	213,648
Scott W. Friedman	25,000	162,000	24,752	201,729

(1)	Value for Mr. S. Friedman represents dollar amount realized upon exercise of options granted at $2.47 and exercised at $8.95.

(2)	Values for Messrs. R. Friedman, Posner, S. Friedman, and Corvese represent the dollar amount realized upon vesting of reported shares at $8.15. Value for Mr. Rosenbaum represents the dollar amount realized upon vesting of 42,493 shares at $8.15 and 83,333 shares at $4.30.

Employment and Severance Agreements

On November 29, 2006, the Company entered into a Restated Employment Agreement (the “Restated Employment Agreement”) with Richard H. Friedman. Pursuant to the terms of the Restated Employment Agreement, BioScrip agreed to continue to employ Mr. Friedman as the Company’s Chief Executive Officer, President and Chairman for the period commencing June 1, 2006 and continuing through and including May 31, 2008 at an initial base salary of $737,811.00 per annum. In addition, on the first business day of each year during the term of the Restated Employment Agreement Mr. Friedman is entitled to receive, at the Company’s option, (i) a grant of options to purchase 200,000 shares of the Company’s common stock (the “Options”) or (ii) such number of shares of restricted stock as is determined by establishing the value of the Options (determined under the Black-Sholes methodology). During the term of the Restated Employment Agreement Mr. Friedman is also eligible (i) to receive a bonus each calendar year under the Company’s then applicable short- and long-term bonus or other incentive plans (with a maximum target payment equal to 60% of his annual salary); and (ii) to participate in the Company’s benefit programs generally available to all employees.

If Mr. Friedman’s employment is terminated early due to his death, (i) he is entitled to receive his salary and other benefits earned and accrued through the date of his death, (ii) his estate or beneficiaries will be entitled to receive a pro rata bonus for the year in which such death occurred, (iii) all options will fully vest and be exercisable by his estate for one year following his date of death, (iv) all unvested shares of restricted stock will fully vest, and (iv) to the extent possible, his beneficiaries and/or estate will become vested in any pension or other deferred compensation other than pension or deferred compensation under a plan intended to be qualified under Section 401(a) or 403(a) of the Code.

If Mr. Friedman’s employment is terminated early due to his disability (as defined in the Restated Employment Agreement), (i) he is entitled to receive his salary and other benefits earned and accrued through the date of termination, (ii) he will be entitled to receive a pro rata bonus for the year in which termination occurred, (iii) all unvested options will fully vest and (together with any other vested options then held by Mr. Friedman) may be exercised by for one year following termination, and (iv) all unvested shares of restricted stock will fully vest. In addition, if Mr. Friedman should remain disabled for six months following his termination, he will also be entitled to receive for a period of two years following termination, his annual salary at the time of termination (less any proceeds received by him on account of Social Security payments or similar benefits and the proceeds of any Company provided long-term disability insurance), continuing coverage under all benefit plans and programs to which he was previously entitled and, to the extent possible, his beneficiaries and/or estate will become vested in any pension or other deferred compensation other than pension or deferred compensation under a plan intended to be qualified under Section 401(a) or 403(a) of the Code.

If the Company terminates Mr. Friedman for “Cause” (as defined in the Restated Employment Agreement), (i) he will be entitled to receive his salary and other benefits earned and accrued through the date of termination, (ii) all vested and unvested stock options shall lapse and terminate immediately, and (iii) all unvested restricted stock will be forfeited.

If the Company terminates Mr. Friedman’s employment without “Cause” or if he terminates his employment for “Good Reason” (as defined in the Restated Employment Agreement) (i) he will be entitled to receive his salary and other benefits earned and accrued through the date of termination, (ii) he will be entitled to receive a pro rata bonus for the year in which termination occurred, (iii) all unvested options will fully vest and (together with any other vested options then held by Mr. Friedman) may be exercised by for one year following termination, and (iv) all unvested shares of restricted stock will fully vest. In addition, he is entitled to receive, (A) for the longer of two years following termination or the period of time remaining under the tem of the Restated Employment Agreement, his annual salary at the time of termination, (B) continuing coverage for two years following termination of employment under all benefit plans and programs to which he was previously entitled, and (C) he will become vested in any pension or other deferred compensation other than pension or deferred compensation under a plan intended to be qualified under Section 401(a) or 403(a) of the Code. A non-renewal of the Restated Employment Agreement upon expiration of the term shall be deemed a termination of Mr. Friedman’s employment without Cause.

If within one year following a “Change of Control” (as defined in the Restated Employment Agreement) Mr. Friedman is terminated by the Company or any successor, or within such one year period he elects to terminate his employment due to a material reduction in his duties or relocates him, (i) he will be entitled to receive his salary and other benefits earned and accrued through the date of termination, (ii) he will be entitled to receive a pro rata bonus for the year in which termination occurred, (iii) all unvested options will fully vest and (together with any other vested options then held by Mr. Friedman) may be exercised for one year following termination, and (iv) all unvested shares of restricted stock will fully vest. In addition, Mr. Friedman will be entitled to receive, for the longer of three years following termination or the period remaining in his term of employment under his employment agreement, his annual salary at the time of termination, continuing coverage under all benefits plans and programs to which he was previously entitled and to the extent possible, his beneficiaries and/or estate will become vested in any pension or other deferred compensation other than pension or deferred compensation under a plan intended to be qualified under Section 401(a) or 403(a) of the Code.

Mr. Friedman may not directly or indirectly (other than with the Company) participate in the United States in any business competitive with the business of the Company during the term of employment and for one year following the later of his termination or his receipt of severance payments. Similarly, during the term and for a period of two years following termination, Mr. Friedman may not solicit or otherwise interfere with the Company’s relationship with any present or former Company employee or customer. Mr. Friedman has also agreed to keep confidential during the term of employment and thereafter all information concerning the Company and its business.

On November 1, 2007, the Company entered into an amendment to the Restated Employment Agreement. Under the terms of the Amendment, subsection 3.7 of the Restated Employment Agreement, which provided that any compensation payable by the Company to Mr. Friedman that would not be deductible by the Company as a result of the limitations of Section 162(m) of the Internal Revenue Code be deferred to and become payable in the next subsequent taxable year of the Company in which such compensation would be deductible for Federal tax purposes by the Company taking into account the limitations of Section 162(m), was deleted. The amendment was ratified, confirmed and approved by the Company’s Compensation Committee on November 9, 2007.

On August 24, 2006, the Company entered into a severance agreement with Mr. Posner. Under the terms of the agreement Mr. Posner is entitled to receive severance payment protection in the event of the termination of his employment under certain circumstances. The severance protections provided to Mr. Posner under this severance agreement replace and modify the severance provisions contained in his employment agreement with the Company which expired in March 2006. There are no other agreements in effect between the Company and Mr. Posner other than the severance agreement.

If Mr. Posner’s employment is terminated early due to his death or disability, (i) he is entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) all fully vested and exercisable options may be exercised by his estate for one year following termination, (iii) all performance shares granted under any bonus program will fully vest, and (iv) any stock grants that are subject to forfeiture will become non-forfeitable and will fully vest. Notwithstanding the foregoing, if Mr. Posner should remain disabled for six months following his termination for disability, he will also be entitled to receive for a period of two years following termination, his annual salary at the time of termination (less any proceeds received by him on account of Social Security payments or similar benefits and the proceeds of any Company provided long-term disability insurance) and continuing coverage under all benefit plans and programs to which he was previously entitled.

If the Company terminates Mr. Posner for “Cause” (as defined in the agreement) or if Mr. Posner terminates his employment without “Good Reason” (as defined in the agreement), (i) he will be entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) he will be entitled to retain only those performance shares which shall have vested as of the date of termination, (iii) all vested and unvested stock options will lapse and terminate (except that in the event of termination without Good Reason he shall have 30 days from the date of termination to exercise any vested options) , (iv) any stock grants made to him that are subject to forfeiture will be immediately forfeited, and (v) all performance units shall immediately terminate.

If the Company terminates Mr. Posner’s employment without “Cause” or Mr. Posner terminates his employment for “Good Reason”, (i) he is entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) for a period of two years following termination he will be entitled to receive his annual salary at the time of termination and continuing coverage under all benefit plans and programs to which he was previously entitled, (iii) all unvested options will become vested and become immediately exercisable in accordance with the terms of the options and he will become vested in any other pension or deferred compensation plan, (iv) all performance shares granted under any bonus program will fully vest, and (v) any stock grants that are subject to forfeiture will become non-forfeitable and shall fully vest.

In August 2003, Mr. Scott W. Friedman entered into an employment letter agreement with the Company which provides for his employment until terminated by the Company or Scott Friedman. In October 2004, the Company and Scott Friedman entered into a letter agreement amending certain provisions of the 2003 employment letter agreement. Under the agreement, as amended, in the event Scott Friedman is terminated by the Company or any successor without cause or he terminates his employment at any time for good reason, he is entitled to receive an amount equal to one year of salary and all outstanding unvested options granted to him and held by him vest and become immediately exercisable and are otherwise exercisable in accordance with their terms.

On August 2, 2007, the Company entered into a severance agreement with Stanley G. Rosenbaum, BioScrip’s Executive Vice President, Chief Financial Officer and Treasurer. Under the terms of the agreement Mr. Rosenbaum is entitled to receive severance payment protection in the event of the termination of his employment under certain circumstances.

If Mr. Rosenbaum’s employment is terminated due to his death or disability, (i) he is entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) all fully vested and exercisable options may be exercised by his estate for one year following termination, and (iii) any stock grants that are subject to forfeiture shall become non-forfeitable and shall fully vest. In addition, if Mr. Rosenbaum should remain disabled for six months following his termination for disability, he shall also be entitled to receive for a period of two years following termination, his annual salary at the time of termination (less any proceeds received by him on account of Social Security payments or similar benefits and the proceeds of any Company provided long-term disability insurance) and continuing coverage under all benefit plans and programs to which he was previously entitled.

If the Company terminates Mr. Rosenbaum for “Cause” or if Mr. Rosenbaum terminates his employment without “Good Reason” (each as defined in the agreement), (i) he shall be entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) all vested and unvested stock options shall lapse and terminate (except that in the event of termination without Good Reason he shall have 30 days from the date of termination to exercise any vested options), and (iii) any stock grants made to him that are subject to forfeiture shall be immediately forfeited.

If the Company terminates Mr. Rosenbaum’s employment without Cause or Mr. Rosenbaum terminates his employment for Good Reason, (i) he is entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) for a period of two years following termination he shall be entitled to receive his annual salary at the time of termination and continuing coverage under all benefit plans and programs to which he was previously entitled, (iii) all unvested options shall become vested and immediately exercisable in accordance with the terms of the options and he shall become vested in any other pension or deferred compensation plan, and (iv) any stock grants that are subject to forfeiture shall become non-forfeitable and shall fully vest.

In June 2001, Mr. Corvese entered into an employment letter agreement with the Company which provides for his employment until his employment is terminated. In September 2003 and December 2004, the Company and Mr. Corvese entered into amendments to that letter agreement. Under the letter agreement, as amended, in the event that Mr. Corvese is terminated by the Company or any successor without cause or he terminates his employment at any time for good reason, he is entitled to receive an amount equal to one year of salary.

The following tables summarize potential change in control and severance payments to each named executive officer. The columns describe the payments that would apply in different termination scenarios— a termination of employment as a result of the named executive officer’s voluntary resignation without good reason, his termination by us for cause, death, disability, termination of employment without cause, termination of employment as a result of the named executive officer’s resignation for good reason or termination of employment as a result of a change in control. The table assumes that the termination or change in control occurred on December 31, 2007. For purposes of estimating the value of amounts of equity compensation to be received in the event of a termination of employment or change in control, we have assumed a price per share of our common stock of $7.73, which represents the closing market price of our common stock as reported on the NASDAQ Global Market on December 31, 2007.

	Friedman, Richard H.
Benefit	Voluntary	For Cause	Death	Disability	Without Cause	Good Reason	Change in Control

Cash Severance	819,661	819,661	819,661	2,295,285	2,295,285	2,295,285	3,033,097
Cash LTIP Award	—	—	—	—	—	—	—
Equity
Restricted Stock	—	—	1,546,000	1,546,000	1,546,000	1,546,000	1,546,000
Unexercisable Options	—	—	970,666	970,666	970,666	970,666	970,666
Total	—	—	2,516,666	2,516,666	2,516,666	2,516,666	2,516,666
Retirement Benefit
DB Plan	—	—	—	—	—	—	—
DC Plan	—	—	—	13,500	13,500	13,500	20,250
Retiree Medical	—	—	—	—	—	—	—
Total	—	—	—	13,500	13,500	13,500	20,250
Unvested Deferred Compensation	—	—	—	—	—	—	—
Other Benefits
Health & Welfare	—	—	—	27,696	27,696	27,696	41,544
Total	—	—	—	27,696	27,696	27,696	41,544
Total	819,661	819,661	3,336,327	4,853,147	4,853,147	4,853,147	5,611,557

Cash Severance: Current bonus in the event of voluntary termination, for cause or upon death; 2 times base salary and current bonus in the event of termination as a result of disability, without cause, or for good reason; 3 times base salary and current bonus in the event of termination as a result of a change in control.

Restricted Stock: Intrinsic value of accelerated vesting of restricted stock based on 12/31/07 closing price of $7.73.

Unexercisable Options: Intrinsic value of accelerated vesting of stock options which carry a positive return upon exercise based on 12/31/07 closing price of $7.73.

DC Plan: 2 additional years of employer contributions in the event of termination as a result of disability, without cause, or for good reason; 3 additional years of employer contributions in the event of termination as a result of a change in control.

Health & Welfare: 2 additional years of health and welfare benefits as a result of disability, without cause, or for good reason; 3 additional years of health and welfare benefits in the event of termination as a result of a change in control.

	Rosenbaum, Stanley G.
Benefit	Voluntary	For Cause	Death	Disability	Without Cause	Good Reason	Change in Control

Cash Severance	400,000	400,000	400,000	1,200,000	1,200,000	1,200,000	1,200,000
Cash LTIP Award	—	—	—	—	—	—	—
Equity
Restricted Stock	—	—	843,807	843,807	843,807	843,807	843,807
Unexercisable Options	—	—	596,032	596,032	596,032	596,032	596,032
Total	—	—	1,439,839	1,439,839	1,439,839	1,439,839	1,439,839
Retirement Benefit
DB Plan	—	—	—	—	—	—	—
DC Plan	—	—	—	13,500	13,500	13,500	13,500
Retiree Medical	—	—	—	—	—	—	—
Total	—	—	—	13,500	13,500	13,500	13,500
Unvested Deferred Compensation	—	—	—	—	—	—	—
Other Benefits
Health & Welfare	—	—	—	27,696	27,696	27,696	27,696
Total	—	—	—	27,696	27,696	27,696	27,696
Total	400,000	400,000	1,839,839	2,681,035	2,681,035	2,681,035	2,681,035

Cash Severance: Current bonus in the event of voluntary termination, for cause or upon death; 2 times base salary and current bonus in the event of termination as a result of disability, without cause, for good reason, or change in control.

Restricted Stock: Intrinsic value of accelerated vesting of restricted stock based on 12/31/07 closing price of $7.73.

Unexercisable Options: Intrinsic value of accelerated vesting of stock options which carry a positive return upon exercise based on 12/31/07 closing price of $7.73.

DC Plan: 2 additional years of employer contributions in the event of termination as a result of disability, without cause, for good reason, or change in control.

Health & Welfare: 2 additional years of health and welfare benefits as a result of disability, without cause, for good reason, or change in control.

	Posner, Barry A.
Benefit	Voluntary	For Cause	Death	Disability	Without Cause	Good Reason	Change in Control

Cash Severance	234,126	234,126	234,126	1,014,544	1,014,544	1,014,544	1,014,544
Cash LTIP Award	—	—	—	—	—	—	—
Equity
Restricted Stock	—	—	306,471	306,471	306,471	306,471	306,471
Unexercisable Options	—	—	572,024	572,024	572,024	572,024	572,024
Total	—	—	878,495	878,495	878,495	878,495	878,495
Retirement Benefit
DB Plan	—	—	—	—	—	—	—
DC Plan	—	—	—	7,608	7,608	7,608	7,608
Retiree Medical	—	—	—	—	—	—	—
Total	—	—	—	7,608	7,608	7,608	7,608
Unvested Deferred Compensation	—	—	—	—	—	—	—
Other Benefits
Health & Welfare	—	—	—	39,121	39,121	39,121	39,121
Total	—	—	—	39,121	39,121	39,121	39,121
Total	234,126	234,126	1,112,621	1,939,768	1,939,768	1,939,768	1,939,768

Cash Severance: Current bonus in the event of voluntary termination, for cause or upon death; 2 times base salary and current bonus in the event of termination as a result of disability, without cause, for good reason, or change in control.

Restricted Stock: Intrinsic value of accelerated vesting of restricted stock based on 12/31/07 closing price of $7.73.

Unexercisable Options: Intrinsic value of accelerated vesting of stock options which carry a positive return upon exercise based on 12/31/07 closing price of $7.73.

DC Plan: 2 additional years of employer contributions in the event of termination as a result of disability, without cause, for good reason, or change in control.

Health & Welfare: 2 additional years of health and welfare benefits as a result of disability, without cause, for good reason, or change in control.

	Corvese, Russel J.
Benefit	Voluntary	For Cause	Death	Disability	Without Cause	Good Reason	Change in Control

Cash Severance	—	—	—	—	369,383	369,383	369,383
Cash LTIP Award	—	—	—	—	—	—	—
Equity
Restricted Stock	—	—	—	—	202,642	202,642	202,642
Unexercisable Options	—	—	—	—	378,310	378,310	378,310
Total	—	—	—	—	580,952	580,952	580,952
Retirement Benefit
DB Plan	—	—	—	—	—	—	—
DC Plan	—	—	—	—	—	—	—
Retiree Medical	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—
Unvested Deferred Compensation	—	—	—	—	—	—	—
Other Benefits
Health & Welfare	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—
Total	—	—	—	—	950,335	950,335	950,335

Cash Severance:  1 times base salary and current bonus.

Restricted Stock:  Intrinsic value of accelerated vesting of restricted stock based on 12/31/07 closing price of $7.73.

Unexercisable Options:  Intrinsic value of accelerated vesting of stock options which carry a positive return upon exercise based on 12/31/07 closing price of $7.73.

Friedman, Scott W.
Benefit	Voluntary	For Cause	Death	Disability	Without Cause	Good Reason	Change in Control

Cash Severance	—	—	—	—	373,993	373,993	373,993
Cash LTIP Award	—	—	—	—	—	—	—
Equity
Restricted Stock	—	—	—	—	—	—	—
Unexercisable Options	—	—	—	—	360,448	360,448	360,448
Total	—	—	—	—	360,448	360,448	360,448
Retirement Benefit
DB Plan	—	—	—	—	—	—	—
DC Plan	—	—	—	—	—	—	—
Retiree Medical	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—
Unvested Deferred Compensation	—	—	—	—	—	—	—
Other Benefits
Health & Welfare	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—
Total	—	—	—	—	734,441	734,441	734,441

Cash Severance: 1 times base salary and current bonus.

Unexercisable Options: Intrinsic value of accelerated vesting of stock options which carry a positive return upon exercise based on 12/31/07 closing price of $7.73.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of the Company’s Common Stock to file with the Commission initial reports of ownership and reports of changes in beneficial ownership of the Company’s Common Stock and other equity securities. Based solely on our review of the copies of such reports received by the Company or written representations from reporting persons, the Company believes that during the fiscal year ended December 31, 2007, the Company’s officers, directors and holders of more than 10% of its common stock complied with all Section 16(a) filing requirements.

STOCKHOLDER PROPOSALS

In accordance with the amended By-Laws of the Company, a stockholder who at any annual meeting of stockholders of the Company intends to nominate a person for election as a director or present a proposal must so notify the Secretary of the Company, in writing, describing such nominee(s) or proposal and providing information concerning such stockholder and the reasons for, and interest of, such stockholder in any such nomination or proposal. Generally, to be timely, such notice must be received by the Secretary not less than 60 days nor more than 90 days in advance of the first anniversary of the preceding year’s annual meeting, provided that in the event that no annual meeting was held the previous year or the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, or in the event of a special meeting of stockholders called to elect directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. For the Company’s annual meeting to be held in 2009, any such notice must be received by the Company at its principal executive offices at 100 Clearbrook Road, Elmsford, NY 10523, Attention: Secretary, between February 22, 2009 and March 23, 2009 to be considered timely for purposes of the 2009 annual meeting. Any person interested in making such a nomination or proposal should request a copy of the relevant By-Law provisions from the Secretary of the Company. These time periods also apply in determining whether notice is timely for purposes of rules adopted by the Commission relating to the exercise of discretionary voting authority, and are separate from and in addition to the Commission’s requirements (described below) that a stockholder must meet to have a proposal included in the Company’s proxy statement.

Stockholder proposals intended to be presented at the 2009 annual meeting must be received by the Company at its principal executive offices at 100 Clearbrook Road, Elmsford, NY 10523, Attention: Secretary, no later than November 17, 2008, in order to be eligible for inclusion in the Company’s proxy statement and proxy card relating to that meeting. Upon receipt of any proposal, the Company will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

MISCELLANEOUS

A copy of the Company’s 2007 Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Commission, is enclosed but is not to be regarded as proxy solicitation materials.

HOUSEHOLDING

If you and other residents with the same last name at your mailing address own shares of Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you received a householding communication, your broker will send one copy of this Proxy Statement and one copy of the Company’s 2007 Annual Report on Form 10-K to your address unless contrary instructions were given by any stockholder at that address. If you received more than one copy of the proxy materials this year and you wish to reduce the number of reports you receive in the future and save the Company the cost of printing and mailing these reports, your broker will discontinue the mailing of reports on the accounts you select if you mark the designated box on your proxy card, or follow the instructions provided when you vote over the Internet.

You may revoke your consent to householding at any time by calling 800-542-1061. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of proxy materials for this year, but you would prefer to receive your own copy, we will send a copy to you if you address your written request to BioScrip, Inc., Investor Relations, 100 Clearbrook Road, Elmsford, NY 10523 or contact BioScrip, Inc. Investor Relations at 914-460-1600.

EXHIBIT A

BIOSCRIP, INC.
2008 EQUITY INCENTIVE PLAN

A-i

A-ii

A-iii

§ 1.

BACKGROUND AND PURPOSE

The purpose of this Plan is to promote the interest of BioScrip, Inc. (the “Company”), a Delaware corporation, by authorizing the Committee to grant Awards to Key Employees and Directors in order (1) to attract and retain Key Employees and Directors, (2) to provide an additional incentive to each Key Employee and Director to work to increase the value of Stock and (3) to provide each Key Employee and Director with a stake in the future of the Company which corresponds to the stake of each of the Company’s stockholders.

§ 2.

DEFINITIONS

2.1  Affiliate — means any organization (other than a Subsidiary) that would be treated as under common control with the Company under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.

2.2  Award — means any Option, Stock Appreciation Right, Restricted Stock Unit, Stock Grant or Performance Unit made pursuant to the provisions of the Plan.

2.3  Award Agreement — means any Option Certificate, Restricted Stock Unit Certificate, Stock Appreciation Right Certificate, or Stock Grant Certificate.

2.4  Board — means the Board of Directors of the Company.

2.5  Change in Control — means unless otherwise provided in an Award Agreement, the occurrence of any one of the following events:

(a) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b) Any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any Affiliate or Subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or Subsidiary, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c), or (v) by any person of or group of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 30% or more of Company Voting Securities by such person or group;

(c) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”);

(d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets; or

(e) The occurrence of any other event that the Board determines by a duly approved resolution constitutes a Change in Control.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

2.6  Code — means the Internal Revenue Code of 1986, as amended.

2.7  Committee — means the Management Development & Compensation Committee, or such other committee appointed by the Board, which shall have at least 2 members, each of whom shall come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under § 162(m) of the Code.

2.8  Director — means a non-employee member of the Board.

2.9  Ending Value — means, a value for each Performance Unit or a formula for determining the value of each Performance Unit at the time of payment.

2.10  Fair Market Value — means (1) the closing price on any date for a share of Stock on the principal securities exchange on which the Stock is traded or listed or, if no such closing price is available on such date, (2) such closing price as so reported in accordance with clause (1) for the immediately preceding business day, or, if the Stock is not traded or listed on any securities exchange, (3) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

2.11  ISO — means an Option which is intended to satisfy the requirements of § 422 of the Code.

2.12  Key Employee — means an employee of the Company or any Subsidiary or Parent or Affiliate designated by the Committee who, in the judgment of the Committee acting in its absolute discretion, is key directly or indirectly to the success of the Company.

2.13  1933 Act — means the Securities Act of 1933, as amended.

2.14  1934 Act — means the Securities Exchange Act of 1934, as amended.

2.15  Non-ISO — means an Option which is not intended to satisfy the requirements of § 422 of the Code.

2.16  Option — means an option to purchase Stock which is granted under § 7.

2.17  Option Certificate — means the written certificate which sets forth the terms and conditions of an Option granted under this Plan.

2.18  Option Price — means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.19  Parent — means any corporation which is a parent corporation (within the meaning of § 424(e) of the Code) of the Company.

2.20  Performance Goal — means a performance goal described in § 11.3.

2.21  Performance Period — means a performance period as described in § 11.4.

2.22  Performance Unit — means an Award granted under § 11.

2.23  Plan — means this BioScrip, Inc. 2008 Equity Incentive Plan as adopted by the Board and as amended from time to time thereafter.

2.24  Prior Plan — means the Company’s 2001 Incentive Stock Plan.

2.25  Restricted Stock Unit — means an Award granted under Section 9.

2.26  Restricted Stock Unit Certificate — means the written certificate which sets forth the terms and conditions of a Restricted Stock Unit.

2.27  Rule 16b-3 — means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

2.28  SAR Value — means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.

2.29  Stock — means the common stock, $.0001 par value per share, of the Company.

2.30  Stock Appreciation Right — means a right to receive the appreciation in a share of Stock which is granted under § 8.

2.31  Stock Appreciation Right Certificate — means the written certificate which sets forth the terms and conditions of a Stock Appreciation Right which is not granted to a Key Employee as part of an Option.

2.32  Stock Grant — means Stock granted under § 10.

2.33  Stock Grant Certificate — means the written certificate which sets forth the terms and conditions of a Stock Grant.

2.34  Subsidiary — means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of the Company.

2.35  Substitute Awards — Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or Subsidiary or with which the Company or any Affiliate or Subsidiary combines.

2.36  Ten Percent Shareholder — means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.

§ 3.

SHARES RESERVED UNDER PLAN

3.1  Number of Shares  (a) Subject to adjustment as provided in Section 15, a total of 3,580,000 shares of Stock shall be authorized for issuance under the Plan, all of which may subject to ISOs, less one (1) share of Stock for every one (1) share of Stock that was subject to an option or stock appreciation right granted after December 31, 2007 under the Prior Plan and one and one-half (1.5) shares of Stock for every one (1) share of Stock that was subject to an award other than an option or stock appreciation right granted after December 31, 2007 under the Prior Plan. In no event may more than 500,000 shares of Stock in the aggregate be subject to Awards granted to Directors. Any shares of Stock that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1.0) share of Stock for every one (1) share of Stock issued. Any shares of Stock that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as one and one-half (1.5) shares of Stock for every one (1) share of Stock issued.

(b) If any shares of Stock subject to an Award, or after December 31, 2007 an award under the Prior Plan, are forfeited or expire, or any Award, or after December 31, 2007 an award under the Prior Plan, is settled for cash (in whole or in part), the shares of Stock subject to such Award or such award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following shares of Stock shall not be added to the shares of Stock authorized for issuance under paragraph (a) of this Section: (i) shares of Stock tendered by the Key Employee or Director or withheld by the Company in payment of the purchase price of an Option, (ii) shares of Stock tendered by the Key Employee or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (iii) shares of Stock subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof.

(c) Substitute Awards shall not reduce the shares of Stock authorized for issuance under the Plan or authorized for grant to a Participant under Section 6. Additionally, in the event that a company acquired by the Company or any Affiliate or Subsidiary or with which the Company or any Affiliate or Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for issuance pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company, an Affiliate or a Subsidiary prior to such acquisition or combination.

(d) Any shares of Stock that again become available for issuance pursuant to this Article shall be added back as one (1) share of Stock if such shares of Stock were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plan, and as one and one-half (1.5) shares of Stock if such shares of Stock were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plan.

3.2.  Character of Shares  Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

§ 4.

EFFECTIVE DATE

The effective date of this Plan shall be the date of its approval by the shareholders of the Company at a duly called meeting.

§ 5.

COMMITTEE

§ 5.1  Committee Powers.  This Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Key Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of shares of Stock to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Stock or other property; (vi) determine whether, to what extent, and under what circumstances cash, shares of Stock, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Key Employee or Director; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have dividend equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

§ 5.2  Committee Decisions and Meetings.  Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Affiliate or Subsidiary, and any Participant employed by any of the foregoing. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings. Notwithstanding the foregoing, any action or determination by the Committee specifically affecting or relating to an Award to a Director shall require the prior approval of the Board.

§ 5.3.  Delegation  To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal securities exchange on which the Stock is traded or listed), the Committee may delegate, by means of an express resolution that sets forth the requirements and limitations relating to the delegation and the procedures to be followed to grant any Awards, to (i) a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant Awards to Key Employees who are not Directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Key Employees who are not Directors or executive officers of the Company.

§ 6.

ELIGIBILITY AND ANNUAL GRANT CAPS

Only Key Employees who are employed by the Company or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. No Key Employee in any calendar year shall be granted (subject to adjustment under § 15) (i) Options to purchase more than 500,000 shares of Stock, (ii) more than 500,000 Stock Appreciation Rights based on the appreciation with respect to shares of Stock, and (iii) Stock Grants and Restricted Stock Units that are intended to comply with the requirements of Section 162(m) of the Code representing more than 350,000 shares of Stock.

§ 7.

OPTIONS

7.1  Committee Action.  The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees and Directors under this Plan from time to time to purchase shares of Stock. Each grant of an Option shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, if the Committee grants an ISO and a Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO.

7.2  $100,000 Limit.  No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.2 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.2 as in effect only for those periods for which § 422(d) of the Code is in effect.

7.3  Option Price.  The Option Price for each share of Stock subject to an Option (other than with respect to a Substitute Award) shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted. Except for adjustments under § 15, without the approval of the Company’s stockholders the Option Price shall not be reduced after the Option is granted, an Option may not be cancelled in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), and no other action may be with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Stock is traded.

7.4  Payment.  The Option Price shall be payable in full upon the exercise of any Option, and at the discretion of the Committee an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock and which is acceptable to the Committee or in any combination of cash, check and such Stock. The Option Price in addition may be paid (i) through any cashless exercise procedure which is acceptable to the Committee or its delegate and which is facilitated through a sale of Stock, (ii) with the consent of the Committee, by withholding Stock otherwise issuable in connection with the exercise of the Option, and (iii) through any other method specified in an Award agreement. Any payment made in Stock (including withholding of Stock) shall be treated as equal to the Fair Market Value of such Stock on the exercise date.

7.5  Exercise Period.  Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but in no event may an Option granted to an employees of the Company or any Subsidiary be exercisable before the expiration of one year from the date the Option is granted (but may become exercisable pro rata over such time), except for Substitute Awards, under circumstances contemplated by Article 16, as may be set forth in an Award Agreement with respect to the retirement, death or disability of a Participant or special circumstances determined by the Committee. No Option Certificate shall make an Option exercisable on or after the earlier of

(1) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted, or

(2) the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to a Key Employee who is not a Ten Percent Shareholder on the date the Option is granted.

An Option Certificate may provide for the exercise of an Option after the employment of a Key Employee or service of a Director has terminated for any reason whatsoever, including death or disability.

7.6  Reload Option Grants Prohibited.  The Committee may not, as part of the grant of an Option, provide in the related Option Certificate for “reload” Option grants (i.e., the automatic grant of an additional Option to pay all or a part of the Option Price or using Stock to satisfy all or a part of any related tax withholding requirement.

§ 8.

STOCK APPRECIATION RIGHTS

8.1  Committee Action.  The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Key Employees and Directors under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.

8.2  Terms and Conditions.

(a)  Stock Appreciation Right Certificate.  If a Stock Appreciation Right is evidenced by a Stock Appreciation Right Certificate, such certificate shall set forth the number of shares of Stock on which the Key Employee’s or Director’s right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. Except for adjustments under § 15, without the approval of the Company’s stockholders the SAR Value shall not be reduced after the Stock Appreciation Right is granted, a Stock Appreciation Right may not be cancelled in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), and no other action may be taken with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Stock is traded. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but in no event may a Stock Appreciation Right granted to an employee of the Company or any Subsidiary be exercisable before the expiration of one year from the date the Stock Appreciation Right is granted (but may become exercisable pro rata over such time), except for Substitute Awards, under circumstances contemplated by Article 16 or as may be set forth in an Award Agreement with respect to the retirement, death or disability of the Key Employee or Director or (ii) special circumstances determined by the Committee (such as the achievement of performance objectives). No Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

(b)  Option Certificate.  If a Stock Appreciation Right is evidenced by an Option Certificate, the number of shares of Stock on which the Key Employee’s or Director’s right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Key Employee’s or Director’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Key Employee’s or Director’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

8.3  Exercise.  A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. A Key Employee or Director upon the exercise of his or her Stock Appreciation Right shall receive a payment from the Company in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3.

§ 9.

RESTRICTED STOCK UNITS

9.1  Committee Action.  The Committee acting in its absolute discretion shall have the right from time to time to grant to Key Employees and Directors under this Plan Restricted Stock Units, the value of each of which corresponds to the Fair Market Value of a share of Stock. Each Restricted Stock Unit grant shall be evidenced by a Restricted Stock Unit Certificate that shall set forth the number of Restricted Stock Units granted to the Key Employee or Director, the vesting schedule applicable to such Restricted Stock Units and such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan. Restricted Stock Units subject solely to continued service with the Company or a Subsidiary shall not become vested over a period of less than (i) three (3) years from the date of grant (but permitting pro rata vesting over such period) for grants to Key Employees and (ii) one (1) year from the date of grant (but permitting pro rata vesting over such period) for grants to Directors; provided that such restrictions shall not be applicable to grants not in excess of 10% of the initial number of shares available for grants of Restricted Stock Units under Section 3.1(a). Restricted Stock Unit subject to the achievement of performance objectives shall not become vested over a period of less than one (1) year.

9.2  No Adjustment for Cash Dividends.  Except for dividend equivalent adjustments made by the Committee for stock dividends in accordance with § 15.1, there shall be no adjustment to Restricted Stock Units for dividends paid by the Company.

9.3  Payment for Restricted Stock Units.  Unless a Key Employee or Director has made a deferral election in accordance with § 9.4, a Key Employee or Director shall receive upon the vesting of a Restricted Stock Unit payment from the Company in Stock issued under this Plan, and the number of shares of Stock issued to the Key Employee or Director shall be equal to the number of Restricted Stock Units that have at such time become vested. At the time a Key Employee or Director receives shares of stock equal in number to such Key Employee’s or Director’s vested Restricted Stock Units, such vested Restricted Stock Units shall automatically be cancelled and shall give the Key Employee or Director no further rights to payment of any kind.

9.4  Deferrals.  The Committee, in its absolute discretion, may permit a Key Employee or Director to elect to defer such Key Employee’s or Director’s receipt of the delivery of shares of Stock that would otherwise be due to such Key Employee or Director by virtue of the vesting of a Restricted Stock Unit; provided such deferral election is made in accordance with the requirements of Section 409A of the Code. If any such deferral election is permitted by the Committee, the Committee shall, in its absolute discretion, establish additional rules and procedures for such payment deferrals. However, notwithstanding the preceding provisions of this Section and notwithstanding any other provision of this Plan to the contrary, the Committee shall not, (1) in establishing the terms and provisions of any grant of Restricted Stock Units, or (2) in exercising its powers under this § 9.4, create any arrangement which would constitute an employee pension benefit plan as defined in § 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), unless the arrangement provides benefits solely to one or more individuals who constitute members of a select group of management or highly compensated employees (within the meaning of ERISA §§ 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6)).

9.5  Performance-Based Vesting.  Notwithstanding anything contained in Section 9.1 hereof, the Committee may, at the time of grant of Restricted Stock Units to Key Employees, prescribe that vesting of all or any the Restricted Stock Units shall be subject to the achievement of one or more performance objectives, including the Performance Goals set forth in § 11.3.

§ 10.

STOCK GRANTS

10.1  Committee Action.  The Committee acting in its absolute discretion shall have the right to make Stock Grants to Key Employees and Directors. Each Stock Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant and the conditions under which the Key Employee’s or Director’s interest in any Stock which has been issued will become non-forfeitable.

10.2  Conditions.

(a)  Conditions to Issuance of Stock.  The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or Director in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant shall be issued in the name of a Key Employee or Director only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by the Company pending the satisfaction of the forfeiture conditions, if any, under § 10.2(b) for the related Stock Grant.

(b)  Forfeiture Conditions.  The Committee acting in its absolute discretion may make Stock issued in the name of a Key Employee or Director subject to one, or more than one, objective employment, performance or other forfeiture condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or Director in particular, and the related Stock Grant Certificate shall set forth each such forfeiture condition, if any, and the deadline, if any, for satisfying each such forfeiture condition. A Stock Grant Certificate may not provide for vesting of the Stock Grant subject solely to continued service with the Company or a Subsidiary over a period of less than three (3) years from the date of grant (which may be pro rata over such period) for grants to Key Employees and (ii) one (1) year from the date of grant (but permitting pro rata vesting over such period) for grants to Directors; provided that such restrictions shall not be applicable to Stock Grants not in excess of 10% of the initial number of shares available for Stock Grants under Section 3. Stock Grants subject to the achievement of performance conditions shall not become vested over a period of less than one (1) year. A Key Employee’s or Director’s non-forfeitable interest in the shares of Stock underlying a Stock Grant shall depend on the extent to which he or she timely satisfies each such condition.

10.3  Dividends and Voting Rights.  If a cash dividend is paid on a share of Stock after such Stock has been issued under a Stock Grant but before the first date that a Key Employee’s or Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall pay such cash dividend directly to such Key Employee or Director except as otherwise be provided in the Award agreement. If a Stock dividend is paid on such a share of Stock during such period, such Stock dividend shall be treated as part of the related Stock Grant, and a Key Employee’s or Director’s interest in such Stock dividend shall be forfeited or shall become non-forfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes non-forfeitable. The disposition of each other form of dividend which is declared on such a share of Stock during such period shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend. A Key Employee or Director also shall have the right to vote the Stock issued under his or her Stock Grant during such period.

10.4  Satisfaction of Forfeiture Conditions.  A share of Stock shall cease to be subject to a Stock Grant at such time as a Key Employee’s or Director’s interest in such Stock becomes non-forfeitable under this Plan, and the certificate representing such share shall be transferred to the Key Employee or Director as soon as practicable thereafter.

10.5  Performance-Based Vesting.  The Committee may, at the time a Stock Grant is made, prescribe that vesting of all or any portion of the shares subject to the Stock Grant shall be subject to the achievement of one or more performance conditions, including the Performance Goals set forth in § 11.3.

§ 11.

PERFORMANCE UNITS

11.1  Committee Action.  The Committee (acting in its sole discretion) may from time to time grant Performance Units to Key Employees under the Plan representing the right to receive in cash an amount determined by reference to certain performance measurements, subject to such restrictions, conditions and other terms as the Committee may determine.

11.2  Conditions.  The written agreement covering Performance Units shall specify Performance Goals (as defined in § 11.3), a Performance Period (as defined in § 11.4)) and an Ending Value. Performance Units granted to a Key Employee shall be credited to a bookkeeping account established and maintained for such Key Employee.

11.3  Performance Goals.  With respect to each award of Performance Units, the Committee (acting in its sole discretion) shall specify as Performance Goals the corporate, division, segment, business unit, and/or individual performance goals which must be satisfied in order for the Key Employee to be entitled to payment to such Performance Units. Performance Goals for an Award of Performance Units that is intended to satisfy the requirements of Section 162(m) of the Code shall be based on achieving specified levels of one or any combination of the following with respect to the Company on a consolidated basis, by division, segment, and/or business unit: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization or earnings before interest, taxes, depreciation, amortization and option expense); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; specific and objectively determinable regulatory achievements; and implementation, completion or attainment of specific and objectively determinable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel . The Performance Goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may express any goal in alternatives, such as including or excluding (a) any acquisitions or dispositions, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

11.4  Performance Period.  The Committee (acting in its sole discretion) shall determine the Performance Period, which shall be the period of time during which the Performance Goals must be satisfied in order for the Key Employee to be entitled to payment of Performance Units granted to such Key Employee. Different Performance Periods may be established for different Performance Units. Performance Periods may run consecutively or concurrently.

11.5  Payment for Performance Units.  As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Performance Goals for the Performance Period have been achieved. As soon as reasonably practicable after such determination, or at such later date or in such installments as the Committee shall determine at the time of grant, the Company shall pay to the Key Employee an amount in cash equal to the Ending Value of each Performance Unit as to which the Performance Goals have been satisfied; provided, however, that in no event shall a Key Employee receive an amount in excess of $1,000,000 in respect of Performance Units for any given year.

§ 12.

NON-TRANSFERABILITY

Except as provided below, no Award shall be transferable by a Key Employee or Director other than by will or by the laws of descent and distribution. Any Option or Stock Appreciation Right shall (absent the Committee’s consent) be exercisable during a Key Employee’s or Director’s lifetime only by the Key Employee or Director. To the extent and under such terms and conditions as determined by the Committee, a Key Employee or Director may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to (i) the Key Employee’s or Director’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Key Employee or Director or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Key Employee or Director or the persons referred to in clause (i) are the only partners, members or stockholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Key Employee or Director shall remain bound by the terms and conditions of the Plan. The person or persons to whom an Award is transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the Key Employee or Director with respect to such Award.

§ 13.

SECURITIES REGISTRATION

As a condition to the receipt of shares of Stock under this Plan, the Key Employee or Director shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view toward resale or distribution to the public and, if so requested by Company, shall deliver to Company a written statement satisfactory to Company to that effect. Furthermore, if so requested by the Company, the Key Employee or Director shall make a written representation to Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable federal or state securities law or he or she shall have furnished to Company an opinion in form and substance satisfactory to Company or its legal counsel satisfactory to Company that such registration is not required. Certificates representing the Stock transferred upon the exercise of an Option, Stock Appreciation Right or Restricted Stock Unit or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

§ 14.

LIFE OF PLAN

No Award shall be made under this Plan on or after the earlier of

(1) the tenth anniversary of the effective date of this Plan (as determined under § 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable, all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable, all Restricted Stock Units have vested and all Performance Periods have ended, or

(2) the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan the satisfaction of the forfeiture conditions, if any, on Stock Grants, or the payment of shares upon the vesting of Restricted Stock Units) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

§ 15.

ADJUSTMENT

15.1  Capital Structure.  The number, kind or class (or any combination thereof) of shares of Stock reserved under § 3, the annual grant caps described in § 6, the number, kind or class (or any combination thereof) of shares of Stock subject to Options, Restricted Stock Units or Stock Appreciation Rights granted under this Plan, the Option Price of such Options, the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to Stock Grants granted under this Plan shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits.

15.2  Mergers.  The Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3 and the annual grant caps described in § 6. Furthermore, the Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock subject to any outstanding Stock Grants under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option, Restricted Stock Unit and Stock Appreciation Right grants previously made under this Plan and the related Option Price and SAR Value for each such Option Stock Appreciation Right and, further, shall have the right (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code and without regard to the annual grant caps described in § 6 of this Plan) to make any Stock Grants and Option Stock Appreciation Right and Restricted Stock Unit grants to effect the assumption of, or the substitution for, stock grants and option, restricted stock unit and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such stock grants and stock option, restricted stock unit and stock appreciation right grants.

15.3  Fractional Shares.  If any adjustment under this § 15 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options, Restricted Stock Unit or Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 15 by the Committee shall be conclusive and binding on all affected persons.

§ 16.

CHANGE IN CONTROL

16.1  Assumption or Substitution of Certain Awards.  Unless otherwise provided in an Award Agreement, in the event of a Change in Control in which the successor company assumes or substitutes for an Option, Restricted Stock Unit, Stock Appreciation Right, or Stock Grant, if a Key Employee’s employment with such successor company (or a subsidiary thereof) terminates under the circumstances specified in the Award Agreement within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable): (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), and (ii) restrictions, limitations and other conditions applicable to Restricted Stock Units and Stock Grants shall lapse and the Restricted Stock Units and Stock Grants shall become free of all restrictions and limitations and become fully vested. For the purposes of this Section 11.2, an Option, Restricted Stock Unit, Stock Appreciation Right, Award or Stock Grant shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each share of Stock subject to the Option, Restricted Stock Unit, Stock Appreciation Right, or Stock Grant immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of shares of Stock for each share of Stock held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Restricted Stock Unit, Stock Appreciation Right or Stock Grant, for each share of Stock subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of shares of Stock in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

16.2  Non-Assumption or Substitution of Certain Awards.  Unless otherwise provided in an Award Agreement in the event of a Change in Control, to the extent the successor company does not assume or substitute for an Option, Restricted Stock Unit, Stock Appreciation Right, or Stock Grant: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for shall immediately vest and become fully exercisable, and (ii) restrictions and deferral limitations on Restricted Stock Units and Stock Grants that are not assumed or substituted for shall lapse and the Restricted Stock Units and Stock Grants shall become free of all restrictions and limitations and become fully vested.

16.3  Impact on Certain Awards.  Award Agreements may provide that in the event of a Change in Control: (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one share of Stock as of the date of the Change in Control is less than the Option Price or SAR Value, and (ii) all Performance Units shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restriction shall lapse and such Performance Units shall be immediately settled or distributed.

16.4  Termination of Certain Awards.  The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Key Employee or Director, and/or that each Key Employee or Director shall receive, with respect to each share of Stock subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such share immediately prior to the occurrence of such Change in Control over the Option Price of such Option and the SAR Value of such Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

§ 17.

AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (1) no amendment shall be made absent the approval of the stockholders of the Company to the extent such approval is required under applicable law or exchange rule and (2) no amendment shall be made to § 16 on or after any date described in § 16 which might adversely affect any rights which otherwise vest on such date. The Board also may suspend granting Awards under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Award made before such suspension or termination unless (x) the Key Employee or Director consents in writing to such modification, amendment or cancellation or (y) there is a dissolution or liquidation of the Company or a transaction described in § 15 or § 16.

§ 18.

MISCELLANEOUS

18.1  Stockholder Rights.  No Key Employee or Director shall have any rights as a stockholder of the Company as a result of the grant of an Option or a Restricted Stock Unit or Stock Appreciation Right pending the actual delivery of the Stock subject to such Option, Restricted Stock Unit or Stock Appreciation Right to such Key

Employee or Director. Subject to § 10.3, a Key Employee’s or Director’s rights as a stockholder in the shares of Stock underlying a Stock Grant which is effective shall be set forth in the related Stock Grant Certificate.

18.2  No Contract of Employment or Service.  The grant of an Award to a Key Employee or Director under this Plan shall not constitute a contract of employment or service and shall not confer on a Key Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in the related Option Certificate, Restricted Stock Unit Certificate, Stock Appreciation Right Certificate, Stock Grant Certificate, or Performance Unit agreement.

18.3  Withholding.  Each Option, Stock Appreciation Right, Restricted Stock Unit, Performance Unit and Stock Grant, shall be made subject to the condition that the Key Employee consents to whatever action the Committee directs to satisfy the statutory federal and state tax withholding requirements, if any, which the Company determines are applicable to the exercise of such Option or Stock Appreciation Right, the payment of shares upon the vesting of such Restricted Stock Unit, the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock Grant issued in the name of the Key Employee, or to the payment for the Performance Units. The Committee also shall have the right to provide in an Award agreement that a Key Employee may elect to satisfy such statutory federal and state tax withholding requirements through a reduction in the cash or the number of shares of Stock actually transferred to him or to her under this Plan. No withholding through a reduction in shares of Stock shall be effected under this Plan which exceeds the minimum statutory federal and state withholding requirements, unless it will not trigger a negative accounting impact).

18.4  Construction.  All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware. Finally, each term set forth in § 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

18.5  Other Conditions.  Each Award may require that a Key Employee or Director (as a condition to the exercise of an Option or a Stock Appreciation Right, the payment of shares upon the vesting of a Restricted Stock Unit or the issuance of Stock subject to a Stock Grant) enter into any agreement or make such representations prepared by the Company, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Award or provides for the repurchase of such Stock by the Company.

18.6  Rule 16b-3.  The Committee shall have the right to amend any Award to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Key Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

IN WITNESS WHEREOF, BioScrip, Inc. has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

BIOSCRIP, INC.

By:

Date:

2008 ANNUAL MEETING OF STOCKHOLDERS OF
BIOSCRIP, INC.

To be held on April 29, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê  Please detach along perforated line and mail in the envelope provided.  ê
■   20830300000000000000    8                                                                                              042908

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
						FOR	AGAINST	ABSTAIN
PROPOSAL 1. Election of Directors:					PROPOSAL 2. Proposal to approve the Company’s 2008 Equity Incentive Plan.	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Charlotte W. Collins Louis T. DiFazio		PROPOSAL 3. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors.	☐	☐	☐
		¡	Richard H. Friedman
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡ ¡ ¡ ¡ ¡	Myron Z. Holubiak David R. Hubers Richard L. Robbins Stuart A. Samuels Steven K. Schelhammer
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 ABOVE AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■
■

2008 ANNUAL MEETING OF STOCKHOLDERS OF
BIOSCRIP, INC.

To be held on April 29, 2008

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.
- or -
TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON — You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
ê  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê
■   20830300000000000000    8                                                                                              042908

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
						FOR	AGAINST	ABSTAIN
PROPOSAL 1. Election of Directors:					PROPOSAL 2. Proposal to approve the Company’s 2008 Equity Incentive Plan.	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Charlotte W. Collins Louis T. DiFazio		PROPOSAL 3. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors.	☐	☐	☐
		¡	Richard H. Friedman
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡ ¡ ¡ ¡ ¡	Myron Z. Holubiak David R. Hubers Richard L. Robbins Stuart A. Samuels Steven K. Schelhammer
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 ABOVE AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

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Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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PROXY CARD
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
BIOSCRIP, INC.
2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 29, 2008
     The undersigned stockholder of BIOSCRIP, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 17, 2008, and hereby revokes all prior proxies and appoints Richard H. Friedman and Barry A. Posner, or any one of them, proxies and attorneys-in-fact, with full powers to each of substitution and resubstitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on April 29, 2008, at 10:00 a.m., local time, at the Sheraton Tarrytown Hotel, 600 White Plains Road, Tarrytown, New York 10591, and at any adjournments or postponements thereof, and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof, hereby revoking any proxies heretofore given.
     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3 ON THE REVERSE SIDE HEREOF IN FAVOR OF MANAGEMENT’S RECOMMENDATIONS AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS SAID PROXIES DEEM ADVISABLE AND IN THE BEST INTEREST OF THE COMPANY.
(IMPORTANT – TO BE MARKED, SIGNED AND DATED ON REVERSE SIDE)

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